STICKER TO PROSPECTUS


     The prospectus for ICON Income Fund Ten, LLC consists of this sticker, the prospectus which is dated June 2, 2003, and Cumulative Supplement No. 1, dated April 19, 2004. Cumulative Supplement No. 1 contains updated financial information on Fund Ten and its manager, and updated prior performance information for similar business sponsored by Fund Ten's manager. Cumulative Supplement No. 1 also describes the status of the offering and the equipment portfolio acquired by Fund Ten.

                           ICON INCOME FUND TEN, LLC

                          CUMULATIVE SUPPLEMENT NO. 1
                             DATED APRIL 19, 2004

                              TO PROSPECTUS DATED
                                 JUNE 2, 2003


Summary

     We are providing you with this cumulative supplement, dated April 19, 2004, to update and revise the prospectus dated June 2, 2003. This Cumulative Supplement No. 1 forms a part of, and must be accompanied or preceded by, the prospectus.

     The primary purposes of this cumulative supplement are to:

     o   Describe the current status of the offering;

     o   Describe the equipment portfolio acquired by Fund Ten;

     o Update the financial information of Fund Ten and our financial information (we are ICON Capital Corp., the manager of Fund Ten);

     o   Update the prior performance tables in Exhibit B of the prospectus; and

     o   Update the experts section of the prospectus.

     You should thoroughly review the prospectus and this Cumulative Supplement No. 1 prior to subscribing for shares.

Status of the offering and equipment acquisition efforts

     As of March 26, 2004, 38,797.69 shares had been sold to 1,283 members, and those members had contributed capital of $38,797,688 to Fund Ten. The total price paid for all equipment purchased by Fund Ten since its inception to such date is $3,600,000; the source of the funds used to acquire the equipment consisted entirely of proceeds from this offering. We describe below in greater detail Fund Ten's equipment acquisition.

     Air Atlanta Icelandic

     Air Atlanta Icelandic operates an all wide-bodied fleet of passenger and cargo aircraft, and is one of the largest wet lease airlines (measured by fleet size) in Europe according to industry sources. A wet lessor supplies fully-fueled and staffed (flight crew) aircraft to airlines. Headquartered in Reykjavik, Iceland, Air Atlanta Icelandic operates a fleet of Boeing 747, 757, and 767 aircraft. It provides the aircraft, crew, maintenance and insurance to customers who need additional flight capacity for short periods of time. Air Atlanta Icelandic customers include Aeromar, Air France, Malaysia Airlines and Virgin Atlantic.

     Fund Ten has purchased engine parts that are used inside the engines and fuselages of Air Atlanta Icelandic's Boeing 767 fleet and are subject to lease with Air Atlanta Icelandic until November 2004. Boeing 767 aircraft account for approximately 30% of Air Atlanta's fleet. We believe the portfolio of parts has approximately 20 years of useful life remaining. The purchase price for the equipment was $3.6 million in cash.

     Known in the industry as "rotables," the parts purchased by Fund Ten allow Air Atlanta Icelandic to replace worn or damaged components quickly and without delay. Engine parts are typically replaced after the aircraft has flown a set number of hours, or once the plane has reached the recommended number of takeoff and landing cycles. Unlike a consumer product which is usually discarded once it has worn out, parts removed from aircraft engines are remanufactured and re-certified so that they are ready to be used again when needed.

Management's Discussion and Analysis

     You should consider the following when reviewing the financial statements of Fund Ten which are included in this Cumulative Supplement No. 1.

Results of Operations for the Period From August 22, 2003 (Commencement of Operations) to December 31, 2003

     Fund Ten commenced operations on August 22, 2003 with the admission of members who, in the aggregate, subscribed for 5,065.736 shares.

     Fund Ten purchased equipment subject to leases for $3,600,000 in cash. The equipment consists of Boeing 767 aircraft rotables and accessories, of which 80% is on lease to Flugfelagid Atlanta hf, d/b/a Air Atlanta Icelandic ("Air Atlanta") with an expiration date of November 30, 2004. The remaining 20% was on lease with Air Atlanta, but is, as of the end of the year, being held for sale or lease with a net book value of $665,321.

     Revenues for the period ended December 31, 2003 were $370,684 comprised of rental income of $367,828 and interest income of $2,856. Fund Ten made cash distributions to members in 2003 in the aggregate amount of $275,895 or $20.93 per average weighted share outstanding. Expenses for the period ended December 31, 2003 were $503,955 comprised of depreciation expense of $274,102, general and administrative expenses of $76,119, management fees - manager of $18,391 and administrative expense reimbursements - manager of $7,357.

     Net loss for the period ended December 31, 2003 was $113,271. The net loss per weighted average share was $10.11. The revenue and expenses for the period were consistent with Fund Ten's level of activity based upon the transactions completed. Although we have closed only one acquisition during this period for Fund Ten (described above), Fund Ten is presently negotiating to acquire several lease transactions. Also, since inception Fund Ten had signed conditional agreements to acquire other equipment, but our due diligence about the lessee's financial conditions, or its operating plans for the business line in which the leased equipment would be utilized, caused us not to complete the acquisitions. Due to the size of Fund Ten's equipment portfolio during 2003, all distributions to members in 2003 constituted a return of capital. See "Statement of Changes in Members' Equity" on page 12.

Liquidity and Capital Resources

     Management anticipates that Fund Ten will continue to sell shares and admit members. Fund Ten had its first admission of members on August 22, 2003 and, through December 31, 2003, had admitted a total of 794 members. Those members purchased 23,784,330 shares, resulting in gross offering proceeds of $23,784,330, from which $4,756,866 was used to pay prepaid service, sales and offering expenses.

     Fund Ten purchased equipment subject to leases for $3,600,000 in cash. The equipment consists of Boeing 767 aircraft rotables and accessories, of which 80% is on lease to Air Atlanta Icelandic with an expiration date of November 30, 2004. The remaining 20% was on lease with Air Atlanta Icelandic, but is, at the end of the year, being held for sale or lease with a net book value of $665,321.

     As   of  December  31,  2003,  there  were  no  known  trends  or  demands, commitments, events or uncertainties, which are likely to have any material effect on liquidity. As cash is realized from operations and additional borrowings, Fund Ten will continue to invest in equipment leases and financings where it deems it to be prudent while retaining sufficient cash to meet its reserve requirements and recurring obligations.

     In the fourth quarter of 2003, we increased the target rate of distributions to members from an annual rate of 7.5% to an annual rate of 8.6% of their initial investment, in light of changes in the interest rate environment. Distributions at that rate or any other rate are not guaranteed. See "Monthly Cash Distributions" on page 41 of the prospectus.

     We do not consider the impact of inflation to be material in the analysis of our overall operations.

Other Businesses We Manage

     The section of the prospectus on pages 31 through 33 under the heading "Other Businesses We Manage" is updated and replaced by the following:

     We were formed in 1985 to finance and lease equipment, and act as the manager or general partner for publicly offered, income-oriented equipment leasing businesses. In addition to acting as the manager of Fund Ten, we are the manager or general partner of: ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E; ICON Cash Flow Partners L.P. Six; ICON Cash Flow Partners L.P. Seven; ICON Income Fund Eight A L.P.; ICON Income Fund Eight B L.P., and ICON Income Fund Nine, LLC; and we were the general partner of ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B; ICON Cash Flow Partners, L.P., Series C; which were liquidated and dissolved in 1999 and 2001. These businesses are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing funds. We and our affiliates have also engaged in the past, and may in the future engage in the business of brokering or acquiring equipment leasing transactions which do not meet the investment criteria we have established for Fund Ten and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry). In the event we are presented with a leasing transaction which is not suitable for Fund Ten or our prior public programs, any time we spend evaluating, and even acquiring, that transaction would result in less management time that we can devote to Fund Ten. See the risk factor entitled, "We Will Not Devote Our Time Exclusively to Managing Fund Ten" on page 14 of the prospectus.

             Prior Programs Subscriptions as of December 31, 2003

                                          Total Number
                 Program                  of Investors     Subscriptions
                 -------                  ------------     -------------
         A (dissolved in 1999) .........        226         $ 2,504,500
         B (dissolved in 2001) .........      1,756          20,000,000
         C (dissolved in 2001) .........      1,741          20,000,000
         D .............................      3,080          40,000,000
         E .............................      3,712          61,041,151
         Six ...........................      2,277          38,385,712
         Seven .........................      4,597          99,999,682
         Eight A .......................      2,890          74,996,504
         Eight B .......................      2,816          75,000,000
         Nine ..........................      3,239          99,743,474

     Our prior public programs that are still in the reinvestment phase are all actively engaged in purchasing equipment and entering into and acquiring lease and other transactions. Through December 31, 2003, our prior public programs had originated or acquired investments as follows:

                           Investments Originated or
                       Acquired by Prior Public Programs
                           through December 31, 2003
             (all amounts in dollars of original acquisition cost)

                                    Leased            Other            Total
            Program                Equipment      Transactions      Investments
            -------                ---------      ------------      -----------
A (dissolved in 1999) .........   $ 6,226,774      $ 1,556,694      $ 7,783,468
B (dissolved in 2001) .........    40,950,305       26,850,666       67,800,971
C (dissolved in 2001) .........    45,800,967       26,853,123       72,654,090
D .............................    55,577,669       81,733,088      137,310,757
E .............................    80,651,864      198,673,604      279,325,468
Six ...........................    93,104,306       80,543,188      173,647,494
Seven .........................   251,479,444       74,628,128      326,107,572
Eight A .......................    94,464,101       57,348,895      151,812,996
Eight B .......................   189,025,172       82,998,076      272,023,248
Nine ..........................   222,367,104       79,284,989      301,652,093

     As of December 31, 2003, our prior public programs had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

                 Investment Portfolio of Prior Programs as of
                               December 31, 2003

                                    Leased            Other            Total
            Program                Equipment      Transactions      Investments
------------------------------- --------------   --------------   --------------
A (dissolved in 1999) .........           --                --              --
B (dissolved in 2001) .........           --                --              --
C (dissolved in 2001) .........           --                --              --
D .............................   $ 2,653,473       $ 1,015,520     $ 3,668,723
E .............................    43,514,870        14,869,700      58,384,570
Six ...........................    21,270,759           416,691      21,687,450
Seven .........................   109,886,606           783,526     110,670,132
Eight A .......................    57,431,581        20,055,204      77,486,785
Eight B .......................   184,969,936        73,292,265     258,262,201
Nine ..........................   220,110,779        80,539,119     300,649,898

     The amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Seven, Eight A, Eight B and Nine for each year from 1998 through December 31, 2003 are included in TABLE III of Exhibit B to this prospectus. Additional investment information concerning prior programs as of December 31, 2003, is also included in Tables I, II, IV and V of Exhibit B to this prospectus.

     Three of our prior public programs, A, B and C, experienced unexpected losses in 1992, and the effects of such losses are reflected in the returns to investors set forth on TABLE III of Exhibit B to this prospectus and in the risk factor entitled "You May Not Receive Any Income From This Investment or a Complete Return of All Of Your Investment" on page 7. A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. C wrote down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

     A, B and C were all syndicated before 1991 by ICON Capital Corp. under prior ownership and management. In 1996, we (ICON Capital Corp.) were acquired by Messrs. Clarke, Weiss and Martin, who have comprised our executive management since that time. Only a handful of the more than 60 of our current employees worked for us prior to the ownership change, and all members of our acquisition and remarketing departments joined us upon or subsequent to the ownership change (or in the case of Mr. Silkowski, assumed a management role after the ownership change). Each of A, B and C had investment objectives and policies significantly different from those of Fund Ten. For example, the majority of the equipment acquired by those programs was new or recently delivered, whereas for Fund Ten the majority, if not all, of the equipment to be purchased will be used equipment already subject to lease, which we believe presents substantially less risk than purchasing new equipment. Additionally, A, B and C attempted to compete with money center banks in the highly competitive business of originating new leases. Current management's philosophy is to exclusively acquire leases in the secondary market, which does not typically involve direct competition with such institutions. Each of A, B and C had the ability to, and did, invest in financing transactions, which Fund Ten will not do. Finally, the amount of the gross offering proceeds raised by each of A, B and C was substantially smaller than what is likely to be raised by Fund Ten. Fewer offering proceeds result in smaller portfolios of equipment and less portfolio diversification. A raised only $2.5 million, and B and C each raised only $20 million. Other equipment leasing businesses we have syndicated under current management have raised in excess of 99% of the amounts offered, which have been between $75 and $100 million.

     In the first quarter of 2001 and fourth quarter of 2002, Seven wrote down the residual value, by $175,000 and then $1,835,000, of a DC-10 aircraft it owns that is on lease to Continental Airlines, as a result of the declining demand for such aircraft due in part to events of September 11, 2001.

     In 1999, Eight A acquired two Boeing 737-400 aircraft subject to lease with KLM Royal Dutch Airlines. These two aircraft were acquired together with a non-recourse promissory note, for which both aircraft served as collateral. After the lease to KLM expired, each aircraft was re-leased, one with Sky Airlines and one with Boeing Connexion. Sky Airlines is a tour operator based in Antalya, Turkey whose main business operation is flying tourists from Germany to resorts in Turkey owned by an affiliate of Sky Airlines. Sky Airlines experienced service interruptions during the war in Iraq and as a result became delinquent on its airplane lease payment obligations. Because of the severe downturn in the airplane market after September 11, 2001, in the third quarter of 2003 Eight A allowed the lender to repossess the aircraft which was on lease to Sky Airlines, along with the aircraft which was on lease to Boeing Connexion rather than make loan payments without a stream of rental income on aircraft which we believed had little or no value in the current climate. As a result of the repossession of the two aircraft, Eight A wrote off its entire investment of $5,700,000.

     The information presented in this section of the prospectus concerning our prior public programs, as well as the information and data in the Prior Performance Tables, is not audited. IF YOU PURCHASE SHARES IN FUND TEN YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER BUSINESS AS A RESULT OF YOUR
PURCHASE. YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN OUR PRIOR PUBLIC PROGRAMS.

Update of the Management Section

     At the beginning of 2004, Michael A. Reisner replaced Louis J.C. Cusano as our General Counsel and Secretary. At that time, Mr. Cusano became the General Counsel of our corporate parent, ICON Holdings Corp. and is no longer one of our officers.

Update of the Experts Section

     The section of the prospectus on page 84 under the heading "Experts" is updated and replaced by the following:

     The audited financial statements of Fund Ten as of December 31, 2003 and the audited balance sheets of Fund Ten as of April 30, 2003 and of ICON Capital Corp. as of March 31, 2003 have been included herein in reliance upon the reports of Hays & Company LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Formation Fees

     One of the fees we are entitled to receive from Fund Ten is referred to in the prospectus, as well as in the Operating Agreement, as a "formation fee" (see page 20 of the prospectus, for example, under the column entitled "Type of Compensation"). We are paid this fee for selecting and acquiring the equipment portfolio of Fund Ten that will be purchased with the proceeds of this offering. The financial statements for Fund Ten, however, do not use the term formation fee. This fee is instead referred to as "Prepaid Service Fees."

                         INDEX TO FINANCIAL STATEMENTS

ICON Income Fund Ten, LLC                                                                Page
-------------------------                                                                ----

Audited Financial Statements - December 31, 2003 .....................................     7
   Independent Auditors' Report ......................................................     8
   Balance Sheet at December 31, 2003 ................................................     9
   Statement of Operations for the Period August 22, 2003 (commencement of operations)
    to December 31, 2003 .............................................................    10
   Statement of Changes in Members' Equity for the Period August 22, 2003
    (commencement of operations) to December 31, 2003 ................................    11
   Statement of Cash Flows for the Period August 22, 2003 (commencement of operations)
    to December 31, 2003 .............................................................    12
   Notes to Financial Statements .....................................................    13

ICON Capital Corp. and Subsidiary
---------------------------------

Unaudited Balance Sheet - December 31, 2003 ..........................................    18
   Balance Sheet at December 31, 2003 ................................................    19
   Notes to Balance Sheet ............................................................    20

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                             Financial Statements
                               December 31, 2003
                  (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT


The Members
ICON Income Fund Ten LLC


     We have audited the accompanying balance sheet of ICON Income Fund Ten, LLC (a Delaware limited liability company) as of December 31, 2003 and the related statements of operations, changes in members' equity, and cash flows for the period from August 22, 2003 (commencement of operations) to December 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Income Fund Ten, LLC as of December 31, 2003, and the results of its operations and its cash flows for the period from August 22, 2003 (commencement of operations) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


Hays & Company LLP


February 3, 2004
New York, New York

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                                 Balance Sheet

                               December 31, 2003


                                     ASSETS

   Cash and cash equivalents ...............................................    $ 15,908,041
                                                                                ------------
   Investments in operating leases
      Equipment at cost ....................................................       2,880,000
      Accumulated depreciation .............................................        (219,423)
                                                                                ------------
                                                                                   2,660,577
                                                                                ------------
   Equipment held for sale or lease, net ...................................         665,321
                                                                                ------------
   Prepaid service fees, net ...............................................       1,417,995
   Due from affiliates .....................................................              38
                                                                                ------------
                                                                                   1,418,033
                                                                                ------------
   Total assets ............................................................    $ 20,651,972
                                                                                ============

                         LIABILITIES AND MEMBERS' EQUITY

   Security deposits and other liabilities .................................    $    233,524
   Refunds payable .........................................................         203,000
   Due to Manager ..........................................................          50,159
                                                                                ------------
   Total liabilities .......................................................         486,683
                                                                                ------------

   Commitment and Contingencies
   Members' equity
      Manager (one share outstanding, $1,000 per share original issue price)          (3,092)
      Additional members (23,784.330 shares outstanding, $1,000 per share
        original issue price) ..............................................      20,168,381
                                                                                ------------
   Total members' equity ...................................................      20,165,289
                                                                                ------------
   Total liabilities and members' equity ...................................    $ 20,651,972
                                                                                ============

                See accompanying notes to financial statements.

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                            Statement of Operations

                      For the Period from August 22, 2003
               (Commencement of Operations) to December 31, 2003

   Revenues
      Rental income ......................................................     $  367,828
      Interest income ....................................................          2,856
                                                                               ----------
   Total revenues ........................................................        370,684
                                                                               ----------

   Expenses
      Depreciation expense ...............................................        274,102
      Amortization of prepaid service fees ...............................        127,986
      General and administrative .........................................         76,119
      Management fees - Manager ..........................................         18,391
      Administrative expense reimbursement - Manager .....................          7,357
                                                                               ----------
   Total expenses ........................................................        503,955
                                                                               ----------
   Net loss ..............................................................     $ (133,271)
                                                                               ==========

   Net loss allocable to:
      Managing member ....................................................     $   (1,333)
      Additional members .................................................       (131,938)
                                                                               ----------
                                                                               $ (133,271)
                                                                               ==========
   Weighted average number of additional member shares outstanding .......         13,050
                                                                               ==========
   Net loss per weighted average additional member shares ................     $   (10.11)
                                                                               ==========

                See accompanying notes to financial statements.

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                    Statement of Changes in Members' Equity

                      For the Period from August 22, 2003
               (Commencement of Operations) to December 31, 2003

                                                  Additional Members
                                                    Distributions
                                              --------------------------
                                               Return of     Investment       Additional        Managing
                                                Capital        Income          Members           Member           Total
                                              -----------   ------------   ---------------   -------------   ---------------
                                                (Per weighted average
                                                        share)
Balance at August 22, 2003 ..................                               $         --       $   1,000      $      1,000
Proceeds from issuance of additional
 members shares (23,784.330 shares) .........                                 23,784,330              --        23,784,330
Sales and offering expenses .................                                 (3,210,885)             --        (3,210,885)
Cash distributions to members ............... $ 20.93       $ --                (273,126)         (2,759)         (275,885)
Net loss ....................................                                   (131,938)         (1,333)         (133,271)
                                                                            ------------       ---------      ------------
Balance at December 31, 2003 ................                               $ 20,168,381       $  (3,092)     $ 20,165,289
                                                                            ============       =========      ============

                See accompanying notes to financial statements.

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                            Statement of Cash Flows

                      For the Period from August 22, 2003
               (Commencement of Operations) to December 31, 2003

Cash flows from operating activities:
 Net loss ..........................................................................     $   (133,271)
                                                                                         ------------
 Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation expense ............................................................          274,102
   Amortization of prepaid service fees ............................................          127,986
                                                                                         ------------
Changes in operating assets and liabilities:
 Due from affiliates ...............................................................              (38)
 Security deposits and other .......................................................           83,524
 Refunds payable ...................................................................          203,000
 Due to Manager ....................................................................           50,159
 Total adjustments .................................................................          738,733
                                                                                         ------------
   Net cash provided by operating activities .......................................          605,462
                                                                                         ------------
Cash flows used in investing activities:
 Investment in operating leases, net of security deposits assumed ..................       (2,730,000)
 Prepaid service fees paid .........................................................       (1,545,981)
 Investment in equipment held for sale or lease ....................................         (720,000)
                                                                                         ------------
   Net cash used in investing activities ...........................................       (4,995,981)
                                                                                         ------------
Cash flow provided by financing activities:
 Issuance of additional membership shares, net of sales and offering expenses ......       20,573,445
 Cash distributions to members .....................................................         (275,885)
                                                                                         ------------
   Net cash provided by financing activities .......................................       20,297,560
                                                                                         ------------
Net increase in cash and cash equivalents ..........................................       15,907,041
Cash and cash equivalents at beginning of period ...................................            1,000
                                                                                         ------------
Cash and cash equivalents at end of period .........................................     $ 15,908,041
                                                                                         ============

                See accompanying notes to financial statements.

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                         Notes to Financial Statements
                               December 31, 2003

1. Organization

     ICON Income Fund Ten, LLC (the "LLC") was formed on January 2, 2003 as a Delaware Limited Liability Company. The initial capitalization of the LLC was $1,000 by the Manager. The LLC is offering shares on a "best efforts" basis with the intention of raising up to $150,000,000 of capital from Additional Members. The LLC had its initial closing on August 22, 2003 when it issued 5,065.736 shares, representing $5,065,736 in capital contributions. As of December 31, 2003 the LLC had issued a further 18,718.594 shares, representing $18,718,594 in capital contributions, bringing the total capital contributions and shares to $23,784,330 and 23,784.330, respectively. The LLC will continue until December 31, 2023, unless terminated sooner.

     The Manager, ICON Capital Corp. is a Connecticut corporation. The Manager manages and controls the business affairs of the LLC's equipment leases and financing transactions under the terms of a management agreement with the LLC.

     ICON Securities Corp., an affiliate of the Manager, receives or is entitled to receive, an underwriting fee from the gross proceeds from sales of all shares to the Additional Members. The Manager is also entitled to receive organization and offering expenses and prepaid service fees from the gross proceeds of such sales. The total of prepaid service fees and underwriting compensation paid by the LLC, which includes underwriting commissions, sales commissions to unaffiliated selling dealers, public offering expense reimbursements and due diligence activities, is limited to 20% of gross proceeds up to the first $37,500,000 raised, 19% of gross offering proceeds from $37,5000,001 to $75,000,000 and 18% of gross offering proceeds from $75,000,001 to $150,000,000. At December 31, 2003, sales and offering expenses aggregating $1,308,138 were paid or accrued to the Manager or its affiliates and charged directly to members' equity. In addition, at December 31, 2003, $1,545,981 of prepaid service fees were paid to the Manager or its affiliates and capitalized in the accompanying balance sheet.

     Profits, losses, cash distributions and disposition proceeds are allocated 99% to the members and 1% to the Manager until each member has received cash distributions and disposition proceeds sufficient to reduce its adjusted capital contribution account to zero and receive, in addition, other distributions and allocations which would provide an 8% per annum cumulative return on its outstanding adjusted capital contribution account. After such time, the distributions will be allocated 90% to the Additional Members and 10% to the Manager.

2. Significant Accounting Policies

     Use of Estimates--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and revenues and expenses during the reporting periods. Significant estimates primarily include the allowance for doubtful accounts and unguaranteed residual values. In addition, management is required to disclose contingent assets and contingent liabilities. Actual results could differ from those estimates.

     Cash and cash equivalents--Cash and cash equivalents include cash in banks and highly liquid investments with original maturity dates of three months or less. The LLC's cash and cash equivalents are held principally at one financial institution and at times may exceed insured limits. As of December 31, 2003, the LLC had cash and cash equivalents of $15,908,041. These funds will be utilized to acquire a portfolio of equipment subject to lease that meets the investment criteria of the LLC. The Manager is actively seeking to make equipment acquisitions on behalf of the LLC.

     Leases and Revenue Recognition--The LLC accounts for owned equipment leased to third parties as finance leases, leveraged leases, or operating leases, as appropriate. Initial direct costs are capitalized and are amortized over the terms of the related leases using the interest method.

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                         Notes to Financial Statements
                        December 31, 2003 --(Continued)

     For finance leases, the LLC records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method.

     For operating leases, equipment is recorded and depreciated on the straight-line method over the lease term to its estimated residual value at lease termination and is subject to the LLC's impairment policy. Related lease rentals are recognized on the straight line method over the lease terms. Billed and uncollected operating lease receivables are included in other assets.

     Equipment held for sale or lease--Off-lease equipment that is held for sale or lease is carried at cost, less accumulated depreciation, subject to the LLC's impairment review policy.

     Credit Risk--Financial instruments that potentially subject the LLC to concentrations of credit risk include cash and cash equivalents, direct finance lease receivables and accounts receivable. The LLC places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the LLC. Accounts receivable represent amounts due from lessees in various industries, related to equipment on operating and direct financing leases.

     The LLC records a provision for doubtful accounts to provide for estimated credit losses in its portfolio. The allowance for doubtful accounts is based on an analysis of delinquency, an assessment of overall risk and a review of historical loss experience. The LLC's write-off policy is based on an analysis of the aging of the LLC's portfolio, a review of the non-performing receivables and leases, and prior collection experience. An account is fully reserved or written off when the analysis indicates that the probability of collection of the account is remote.

     Impairment--Residual values of the LLC's asset portfolio, including assets held for sale or lease, are periodically reviewed to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The events or changes in circumstances which generally indicate that the residual value of an asset may be impaired are (i) the estimated fair value of the underlying equipment is less than the LLC's carrying value or (ii) the lessee is experiencing financial difficulties and it does not appear likely that the estimated proceeds from disposition of the asset will be sufficient to satisfy the remaining obligation to the non-recourse lender and return the residual value to the LLC. Generally in the latter situation, the residual position relates to equipment subject to third party non-recourse notes payable where the lessee remits their rental payments directly to the lender and the LLC does not recover its residual until the non-recourse note obligation is repaid in full.

     An impairment loss is measured and recognized only if the estimated undiscounted future cash flows of the asset are less than their net book value. The estimated undiscounted future cash flows are the sum of the estimated residual value of the asset at the end of the asset's expected holding period and estimates of undiscounted future rents. The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, simultaneously if held in quantity, or to dispose of the asset quickly. Impairment is measured as the difference between the fair value of the assets and its carrying value on the measurement date. When an asset is held for sale, it is carried at the lower of fair market value less the estimated cost to sell or carrying value.

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                         Notes to Financial Statements
                        December 31, 2003 --(Continued)

     Prepaid Service Fees--The LLC pays the Manager 6.5% of gross proceeds from the sales of all shares to the additional members for services provided relating to the selection and acquisition of equipment and interests for the LLC. These fees are capitalized as prepaid service fees in the accompanying balance sheet and are amortized over the estimated period in which these services are provided, approximately 30 months. In certain circumstances, the Manager may have to refund these fees to the LLC.

     Weighted Average Number of Additional Member Shares Outstanding--The weighted average number of additional member shares outstanding is calculated as of the operations commencement date, August 22, 2003.

     Fair Value of Financial Instruments--Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Values of Financial
Instruments," requires disclosures about the fair value of financial instruments, except for lease related assets and liabilities. Separate disclosure of fair value information as of December 31, 2003 and 2002 with respect to the Partnership's assets and liabilities is not separately provided since (i) SFAS No. 107 does not require fair value disclosures of lease arrangements and (ii) the carrying value of financial assets, other than lease related investments, and the recorded value of payables approximates market value.

     Income Taxes--No provision for income taxes has been recorded as the liability for such taxes is that of each of the members rather than the LLC. The LLC's income tax returns are subject to examination by the federal and state taxing authorities, and changes, if any, could adjust the individual income taxes of the members.

     Recent Accounting Pronouncements--In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The Statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not have a material effect on the LLC's financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures in its statements of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. The adoption of this Standard did not have a material effect on the LLC's financial position or results of operations.

     In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. In December 2003, the FASB issued a revision to FIN 46, or Revised Interpretation, to clarify some of the provisions of FIN 46. FIN 46 provides guidance on how to identify a variable interest entity, or VIE, and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE must be included in a company's consolidated financial statements. A company that holds variable interests in an entity is required to consolidate the entity if the company's interest in the VIE is such that the company will absorb a majority of the VIEs expected losses and/or receive a majority of the entity's expected residual returns, if any. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on the original interpretation or the Revised

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                         Notes to Financial Statements
                        December 31, 2003 --(Continued)

Interpretations. However, the Revised Interpretations must be applied no later than the first quarter of fiscal year 2004. VIEs created after January 1, 2004 must be accounted for under the Revised Interpretations. There has been no material impact to the LLC's financial statements and there is no expected impact from the adoption of the deferred provisions in the first quarter of fiscal year 2004.

     The LLC does not believe that any other recently issued, but not yet effective, accounting standards will have a material effect on the LLC's financial position or results of operations.

3. Related Party Transactions

     Fees and expenses paid or accrued by the LLC to the Manager or its affiliates were as follows for the year ended December 31, 2003:

Prepaid service fees ..........................    $ 1,545,981     Capitalized
Organization and offering expenses ............        832,451     Charged to members' equity
Underwriting commissions ......................        475,687     Charged to members' equity
Management fees ...............................         18,391     Charged to operations
Administrative expense reimbursements .........          7,357     Charged to operations
                                                   -----------
                                                   $ 2,879,867
                                                   ===========

4. Investment in Operating Leases

     The investment in operating leases at December 31, 2003 consist of the following:

         Equipment at cost, beginning of period ................   $      --
         Equipment acquisitions ................................    2,880,000
                                                                   ----------
         Equipment at cost, end of year ........................    2,880,000
                                                                   ----------
         Accumulated depreciation, beginning of period .........          --
         Depreciation expense ..................................      219,423
                                                                   ----------
         Accumulated depreciation, end of year .................      219,423
                                                                   ----------
         Investments in operating leases, end of year ..........   $2,660,577
                                                                   ==========

     During the quarter ended September 30, 2003, the LLC purchased equipment subject to leases for $3,600,000 in cash. The equipment consists of Boeing 767 aircraft rotables and accessories, of which 80% is on lease to Flugfelagid Atlanta hf, d/b/a Air Atlanta Icelandic ("Air Atlanta") with an expiration date of November 30, 2004. The remaining 20% was on lease with Air Atlanta, but is, at the end of the year, being held for sale or lease at a net book value of $665,321. The estimated economic useful life of this equipment is approximately 20 years.

     Aggregate minimum future rentals on non-cancelable leases is $1,011,527 at December 31, 2003.

                           ICON Income Fund Ten, LLC
                    (A Delaware Limited Liability Company)
                         Notes to Financial Statements
                        December 31, 2003 --(Continued)

5. Tax Information (Unaudited)

     The following table reconciles the net loss for financial statement reporting purposes to income for federal income tax reporting purposes for the period ended December 31, 2003:

 Net loss for financial statement reporting purposes .........     $  (133,271)
 Difference due to:
    Depreciation and amortization expense ....................         293,421
                                                                   -----------
 Income for federal income tax reporting purposes ............     $   160,150
                                                                   ===========

     As  of  December  31,  2003,  the  total  members'  equity  included in the financial statements was $20,165,289 compared to the capital accounts for federal income tax reporting purposes of $23,669,595 (unaudited). The difference arises primarily from sales and offering expenses reported as a reduction in the additional members' capital accounts for financial statement reporting purposes but not for federal income tax reporting purposes as well as the temporary difference described above.

6. Selected Quarterly Financial Data (Unaudited)

     The following table is a summary of selected financial data by quarter for the period from the LLC's commencement of operations on August 22, 2003 through December 31, 2003:

                                                             For the Quarters Ended (1)
                                            ------------------------------------------------------------
                                             March 31,     June 30,     September 30,      December 31,
                                            -----------   ----------   ---------------   ---------------
Revenues ..................................    $ --          $ --         $  94,786        $   275,898
                                               ========      =======      =========        ===========
Net (loss) allocable to additional members     $ --          $ --         $  (4,342)       $  (127,596)
                                               ========      =======      =========        ===========
Net (loss) per weighted average additional
 member share .............................    $ --          $ --         $    (.60)       $     (9.51)
                                               ========      =======      =========        ===========

------------
(1) The LLC's date of inception was January 2, 2003 but operations did not commence until August 22, 2003, its initial additional member closing date.

                       ICON CAPITAL CORP. AND SUBSIDIARY

                          Consolidated Balance Sheet

                               December 31, 2003

                                  (Unaudited)

                       ICON CAPITAL CORP. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2003

                                     ASSETS

Cash and cash equivalents ......................................................   $  150,541
Receivables from Managed Funds .................................................      117,894
Loans receivable--related parties (Note 3) .....................................      528,697
Prepaid expenses, net ..........................................................       62,629
Security deposits (Note 5) .....................................................      132,302
Income tax benefit due from parent, net ........................................      167,867
Deferred charges ...............................................................      456,564
Investment in Unguaranteed Residual Values (Note 6) ............................      423,052
Fixed assets and leasehold improvements, less accumulated depreciation and
 amortization of $2,623,391 ....................................................      751,072
                                                                                   ----------
Total assets ...................................................................   $2,790,618
                                                                                   ==========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Accounts payable and accrued expenses ..........................................   $  435,820
Capitalized lease obligations ..................................................      331,524
Deferred state income taxes ....................................................       46,752
Due to Managed Fund ............................................................      284,871
                                                                                   ----------
Total liabilities ..............................................................    1,098,967
                                                                                   ----------
Commitments and contingencies
Stockholder's equity:
   Common stock: no par value; $10 stated value; authorized 3,000 shares; issued
    and outstanding 1,500 shares ...............................................       15,000
   Additional paid-in capital ..................................................    1,087,400
Retained earnings ..............................................................      589,251
                                                                                   ----------
Total stockholder's equity .....................................................    1,691,651
                                                                                   ----------
Total liabilities and stockholder's equity .....................................   $2,790,618
                                                                                   ==========

             See accompanying notes to consolidated balance sheet.

                       ICON CAPITAL CORP. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2003

(1) Organization

     ICON Capital Corp. (the "Company") is a wholly-owned subsidiary of ICON Holdings Corp. ("Holdings" or "Parent"). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing funds in the United States of America. On March 31, 2003, Holdings transferred all of the outstanding shares of its wholly-owned subsidiary, ICON Securities Corp., to the Company.

     The Company is the general partner of six publicly owned Partnerships and the manager of two publicly owned limited liability companies (the "Managed Funds") as follows: ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E"), ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six"), ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven"), ICON Income Fund Eight A L.P. ("ICON Eight A"), ICON Income Fund Eight B L.P. ("ICON Eight B") and ICON Income Fund Nine, LLC ("ICON Fund Nine") and ICON Income Fund Ten, LLC ("ICON Fund Ten"), which are publicly registered equipment leasing funds. The Managed Funds were formed for the purpose of acquiring equipment and leasing such equipment to third parties.


     The Company earns fees from the Managed Funds from the sales proceeds of units. Additionally, the Company also earns acquisition and management fees during the Managed Funds' operating periods and shares in each of the Managed Fund's net income allocations and cash distributions.

     ICON  Securities  Corp.  is  a registered broker-dealer and a member of the
National   Association  of  Securities  Dealers,  Inc.  whose  primary  business activity is to underwrite and sell units in the Managed Funds.

     The following table identifies pertinent offering information of the Managed Funds:

                             Date of First              Date            Gross Proceeds
                                Closing            Offering Closed          Raised
                         --------------------   --------------------   ---------------
ICON Cash Flow D         September 13, 1991     June 5, 1992            $  40,000,000
ICON Cash Flow E         June 5, 1992           July 31, 1993              61,041,151
ICON Cash Flow Six       March 31, 1994         November 8, 1995           38,385,712
ICON Cash Flow Seven     January 19, 1996       September 16, 1998         99,999,683
ICON Eight A             October 14, 1998       May 17, 2000               75,000,000
ICON Eight B             May 25, 2000           October 17, 2001           75,000,000
ICON Fund Nine           December 18, 2001      April 30, 2003             99,743,474
ICON Fund Ten            August 22, 2003        Active                     28,221,105
                                                                        -------------
                                                                        $ 517,391,125
                                                                        =============

     ICON Fund Ten was formed on January 2, 2003 with an initial capital contribution by the Company of $1,000 and began offering its units on August 22, 2003. The offering period for ICON Fund Ten is expected to last for approximately two years.

(2) Significant Accounting Policies

     Basis of Accounting and Presentation--The Company's consolidated balance sheet has been prepared on the historical cost basis of accounting using the accrual basis.

     Consolidation--The  consolidated balance sheet includes the accounts of the
Company   and  its  wholly-owned  subsidiary.  All  inter-company  accounts  and transactions have been eliminated in consolidation.

     Investments in Managed Funds--The Company accounts for its interests in the Funds following the cost method of accounting, which approximates the equity method of accounting, based on the allocation and distribution provisions of the individual Managed Fund agreements.

                       ICON CAPITAL CORP. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 2003 --(Continued)

     Deferred Charges--Under the terms of the Managed Funds' agreements, the Company is entitled to fees for organizing and offering the units of the Managed Funds from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. These fees are recognized when the units are sold. The costs of organizing and offering the units for sale are capitalized and charged to operations over the Fund offering period based upon the equity raised. The unamortized balance of these costs is reflected on the consolidated balance sheet as deferred charges.

     Fixed Assets and Leasehold Improvements--Fixed assets, which consists primarily of assets recorded under capitalized leases, are recorded at cost and are being amortized and depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     Income Taxes--The Company and ICON Securities Corp. are included in the consolidated federal income tax return of Holdings and combined income tax returns of Holdings in states where combined returns are required or permitted. It is the policy of Holdings to allocate a tax provision or benefit to its subsidiaries based on the amount of tax that would have been determined on a separate company basis. In other states where combined returns are not permitted, the Company files its own separate returns. The Company accounts for its state deferred income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

     Use of Estimates--The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

(3) Related Party Transactions

     The Company earns fees from the Managed Funds for the organization and offering of each Managed Fund and for the underwriting, acquisition, management and administration of their investments. The balance sheet item "Receivables from Managed Funds" relates to such fees, which have been earned by the Company but not paid by the Managed Funds as of December 31, 2003. Substantially all of such amounts were collected subsequent to December 31, 2003. The Company had received $284,871 in advance acquisition fees from one of its Managed Funds, for which the Company is required to refund or apply the amount against future fees from such Managed Fund. The advance payment resulted from deals that were scheduled to be consummated before the year ended December 31, 2003, and which did not close by such date. The Manager of the Managed Fund is anticipating the consummation of such a deal during the first quarter 2004.

     The Company historically made cash advances to its Parent to cover its allocated general and administrative expenses and its allocated portion of income taxes. During the fiscal year ended March 31, 2003, the Company began to make all of its general and administrative disbursements directly. It is anticipated that the Company will, in the future, continue to advance monies to Holdings for income taxes. Thus, all future advances to Holdings, which result from these cash advances for income taxes, will be realized by applying such amounts against future income taxes payable by the Company to Holdings.

     From time-to-time, the Company advances funds to its affiliates and related parties. Notes bearing interest at 11.5% per annum support these advances which are payable on demand. The balance of these advances outstanding at December 31, 2003 was $528,697.

                       ICON CAPITAL CORP. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 2003 --(Continued)

(4) Income Taxes

     Holdings files a consolidated federal income tax return and combined state income tax returns in certain states which include the operating results of the Company and its subsidiary. The Company files separate state income tax returns in all other states in which it is required to file. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities for states in which the Company files separate income tax returns. The Company's share of current and deferred federal tax obligations and its share of current and deferred combined state tax obligations are recorded as reductions of receivables from Holdings.

(5) Security Deposits

     The amount of $132,302 was previously included under the caption Prepaid expense and other assets, net, on the balance sheet dated March 31, 2003.

(6) Investment in Unguaranteed Residual Values

     In December 2003, the Parent contributed to the Company its interest in unguaranteed residual values of certain leased equipment which the Parent owned. The leases encumbering the equipment are scheduled to expire in 2004. The assets have been recorded at their fair market values as a contribution to Capital of $338,000 and are reflected in the accompanying balance sheet as investment in Unguaranteed Residual Values. The Company also invested $85,052 in other unguaranteed residual values of which the equipment is on lease to Honda Manufacturing of Alabama, LLC. Actual amounts ultimately realized from these investments may differ from the amounts reflected in the consolidated balance sheet.

(7) Sale-Leaseback and Lease Obligations

     In July 1998, the Company entered into an agreement to sell a portion of its fixed assets to ICON Receivables 1998-A, an entity owned by certain Managed Funds, for $1,500,000 based upon a third party appraisal. ICON Receivables
1998-A simultaneously leased the fixed assets back to the Company. Under the lease, the Company agreed to pay 60 equal monthly installments of $31,255 with the first payment due August 1998. The lease contained an option for the Company to purchase the assets at the end of the term for one dollar ($1.00). The Company treated the transaction as a sale of assets and recorded a deferred gain on sale in the original amount of $966,522. During 2003, the lease was terminated, and the Company exercised its option to acquire the fixed assets and the deferred gain was fully amortized.

                       ICON CAPITAL CORP. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                        DECEMBER 31, 2003 --(Continued)

     The Company has entered into leases for certain of its equipment which have been accounted for as capitalized leases. The repayment schedule of these obligations payable in monthly installments, are as follows:


                            Year Ending
                            December 31,            Amount
                     -------------------------   ------------
                                2004              $ 204,530
                                2005                104,091
                                2006                 62,678
                                                  ---------
                       Total                        371,299
                       Less: amounts
                         representing interest       39,775
                                                  ---------
                       Total                      $ 331,524
                                                  =========

     The Company is obligated under operating leases for office space through the year 2008 as follows:

                       Year Ending
                      December 31,        Amount
                     --------------   --------------
                          2004         $ 1,164,270
                          2005           1,138,094
                          2006             742,810
                          2007             742,810
                          2008             520,998
                                       -----------
                          Total        $ 4,308,982
                                       ===========

                           Prior Performance Tables

     The  following  unaudited  tables  disclose certain information relating to the performance, operations and investment for ten of our previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("L.P. Six"), ICON Cash Flow Partners L.P. Seven ("L.P. Seven"), ICON Income Fund Eight A L. P. ("Fund 8A"), ICON Income Fund Eight B L.P. ("Fund 8B") and ICON Income Fund Nine, LLC ("Fund Nine"), collectively the "Prior Public Programs" for 2003. Exhibit B to the prospectus contains similar information for prior years. Purchasers of shares in the Company being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs. We are sometimes referred to as the General Partner in the Tables that follow because most of the Prior Public Programs are limited partnerships rather than limited liability companies.

     Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 100 Fifth Avenue, New York, New York 10011. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of Fund Ten. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

     See "Other Businesses We Manage" in this Cumulative Supplement No. 1 for a narrative discussion of the general investment objectives of the Prior Public Programs and a summary presentation of the data concerning the Prior Public Programs contained in tables appearing below and in the prospectus.
Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an exhibit to the registration statement, as amended, of which this prospectus is a part.

 Table                               Description                                 Page
 -----                               -----------                                 ----
    I   Experience in Raising and Investing Funds ...........................    25
   II   Compensation to ICON Capital Corp. and Affiliates ...................    26
  III   Operating Results of Prior Public Programs ..........................    27
    V   Sales or Disposition of Equipment by Prior Public Programs ..........    34

                                    TABLE 1

             Experience in Raising and Investing Funds--Fund Nine
                                  (unaudited)

     The following table sets forth certain information, as of December 31, 2003, concerning the experience of ICON Capital Corp. in raising and investing members' funds in Fund Nine:

Dollar amount offered ........................................................     $ 100,000,000
                                                                                   =============
Dollar amount raised .........................................................     $  99,743,474         99.74%
Less: Offering expenses:
 Selling commissions .........................................................     $   9.974,347          10.0%
 Organization and offering expenses paid to General Partner or its affiliates      $   2,237,745          2.24%
 Reserves ....................................................................     $     997,435           1.0%
                                                                                   -------------
Offering proceeds available for investment ...................................     $  86,533,947          86.8%
                                                                                   =============
Debt proceeds ................................................................     $ 196,640,059
                                                                                   =============
Total equipment acquired .....................................................     $ 248,126,975
                                                                                   =============
Acquisition fees paid to General Partner .....................................     $   8,557,110
                                                                                   =============
Equipment acquisition cost as a percentage of amount raised:
Purchase price ...............................................................             51.62%
Acquisition fees paid to General Partner .....................................              8.58%
Percent invested .............................................................             60.20%
Percent leverage .............................................................             80.33%
Date offering commenced ......................................................        11/26/2001
Maximum offering period (in months) ..........................................                24
Actual offering period (in months) ...........................................                17
Months to invest 90% of amount available for investment ......................                20

                                   TABLE II

               Compensation to ICON Capital Corp. and Affiliates
                                  (unaudited)

     The following table sets forth certain information, as of December 31, 2003, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:

                                                        Series D        Series E       L.P. Six      L.P. Seven       Fund 8A
                                                    --------------- --------------- -------------- -------------- --------------
Date offering commenced ...........................       8/23/91          6/5/92       11/12/93        11/9/95        9/23/98
Date offering closed ..............................        6/5/92         7/31/92        11/8/95        9/16/98        5/17/00
Dollar amount raised ..............................  $ 40,000,000    $ 61,041,151    $38,385,712    $99,999,681    $74,996,504
                                                     ============    ============    ===========    ===========    ===========
Amounts paid to the General Partner and its
 Affiliates from proceeds of the offering:
Underwriting commissions ..........................  $    800,000    $  1,220,823    $   767,714    $ 1,999,994    $ 1,770,943
                                                     ============    ============    ===========    ===========    ===========
Organization and offering reimbursements ..........  $  1,400,000    $  2,136,440    $ 1,343,500    $ 3,499,989    $ 2,351,840
                                                     ============    ============    ===========    ===========    ===========
Acquisition fees ..................................  $  4,539,336    $  7,021,906    $ 4,390,033    $10,043,219    $ 5,894,302
                                                     ============    ============    ===========    ===========    ===========
Dollar amount of cash generated from operations
 before deducting such payments/accruals to the
 General Partner and Affiliates ...................  $ 41,798,100    $133,551,535    $42,149,235    $15,167,773    $17,555,489
                                                     ============    ============    ===========    ===========    ===========
Amount paid or accrued to General Partner and
 Affiliates:
Management fee ....................................  $  4,903,958    $  9,439,706    $ 5,639,254    $11,635,082    $ 6,537,576
                                                     ============    ============    ===========    ===========    ===========
Administrative expense reimbursements .............  $  1,857,470    $  5,139,223    $ 2,803,407    $ 4,625,951    $ 2,642,352
                                                     ============    ============    ===========    ===========    ===========

                                                                                                 Fund 8B          Fund 9
                                                                                             --------------   --------------
Date offering commenced ..................................................................        5/24/00         11/26/01
Date offering closed .....................................................................       10/17/01          4/30/03
Dollar amount raised .....................................................................    $75,000,000      $99,743,474
                                                                                              ===========      ===========
Amounts paid to the General Partner and its Affiliates from proceeds of the offering:
Underwriting commissions .................................................................    $ 1,500,000      $ 1,994,869
                                                                                              ===========      ===========
Organization and offering Reimbursements .................................................    $ 1,875,000      $ 2,473,616
                                                                                              ===========      ===========
Acquisition fees .........................................................................    $ 9,744,277      $ 8,557,110
                                                                                              ===========      ===========
Dollar amount of cash generated from operations before deducting such payments/accruals to
 the General Partner and Affiliates ......................................................    $ 3,833,397      $ 4,206,988
                                                                                              ===========      ===========
Amount paid or accrued to General Partner and Affiliates:
Management fee ...........................................................................    $ 5,583,326      $ 2,501,725
                                                                                              ===========      ===========
Administrative expense Reimbursements ....................................................    $ 2,513,859      $ 1,000,686
                                                                                              ===========      ===========

                                   TABLE III

             Operating Results of Prior Public Programs--Series D
                                  (unaudited)

     The following table summarizes the operating results of Series D for 2003. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.

                                                                                        2003
                                                                                   --------------
Revenues .......................................................................     $  483,375
   Net gain (loss) on sales or remarketing of equipment ........................     $  116,939
                                                                                     ----------
   Gross revenue ...............................................................        600,314
Less:
Interest expense ...............................................................        213,428
   Depreciation expense ........................................................        252,456
   Management fees--General Partner ............................................            --
   Administrative expense reimbursement ........................................            --
   General Partner General and administrative ..................................        153,211
   Amortization of initial direct costs ........................................            --
   Provision for (reversal of) bad debts(2) ....................................            --
                                                                                     ----------
Net (loss) income--GAAP ........................................................     $  (18,781)
                                                                                     ==========
Net (loss) income--GAAP--allocable to limited partners .........................     $  (18,593)
                                                                                     ==========
Taxable income from operations(1) ..............................................     $ (690,135)
                                                                                     ==========
Cash (used by) generated from operations .......................................       (117,244)
Cash generated from sales of equipment .........................................        142,303
Cash generated from refinancing ................................................            --
                                                                                     ----------
Cash generated from operations, sales and refinancing ..........................         25,059
Less:
   Cash distributions to investors from operations, sales and refinancing ......            --
   Cash distributions to General Partner from operations, sales and refinancing             --
                                                                                     ----------
Cash generated from operations, sales and refinancing after cash distributions .     $   25,059
                                                                                     ==========
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
   Taxable income from operations(1) ...........................................     $   (17.29)
                                                                                     ==========
Cash distributions to investors ................................................
   Source (on GAAP basis)
     Investment income .........................................................     $      --
     Return of capital .........................................................     $      --
   Source (on Cash basis) ......................................................
     --Operations ..............................................................     $      --
     --Sales ...................................................................     $      --
     --Refinancing .............................................................     $      --
     --Other ...................................................................     $      --
Weighted average number of limited partnership ($100) units outstanding ........        399,118
                                                                                     ==========

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                   TABLE III

             Operating Results of Prior Public Programs--Series E
                                  (unaudited)

     The  following  table  summarizes  the  operating  results of Series E. The
Program's   records   are  maintained  in  accordance  with  Generally  Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                         2003
                                                                                     ------------
Revenues .......................................................................     $  1,862,979
   Net (loss) gain on sales or remarketing of equipment ........................          309,286
                                                                                     ------------
   Gross revenue ...............................................................        2,172,265
Less:
   Interest expense ............................................................        1,160,763
   Management fees--General Partner ............................................          208,593
   Administrative expense reimbursement--General Partner .......................          128,341
   (Reversal of) provision for bad debts(2) ....................................              --
   Amortization of initial direct costs ........................................           11,674
   Depreciation ................................................................        3,099,866
   General and administrative ..................................................          575,104
   Minority interest (income) expense in joint venture .........................         (119,656)
                                                                                     ------------
Net (loss) income--GAAP ........................................................     $ (2,892,420)
                                                                                     ============
Net (loss) income--GAAP--allocable to limited partners .........................     $ (2,863,496)
                                                                                     ============
Taxable (loss) income from operations(1) .......................................     $   (773,985)
                                                                                     ============
Cash generated from operations(3) ..............................................     $  1,619,622
Cash generated from sales of equipment .........................................          484,966
Cash generated from refinancing ................................................              --
                                                                                     ------------
Cash generated from operations, sales and refinancing ..........................        2,104,588
Less:
   Cash distributions to investors from operations, sales and refinancing ......        1,621,978
   Cash distributions to General Partner from operations, sales and refinancing            16,383
                                                                                     ------------
Cash generated from operations, sales and refinancings after cash distributions      $    466,227
                                                                                     ============
Tax and distribution data per $1,000 limited partner investment
Federal Income tax results:
   Taxable income (loss) from operations(1) ....................................     $     (12.73)
                                                                                     ============
Cash distributions to investors
   Source (on GAAP basis)
     Investment income .........................................................     $        --
     Return of capital .........................................................     $      26.70
   Source (on cash basis) ......................................................
     --Operations ..............................................................     $      26.70
     --Sales ...................................................................     $        --
     --Refinancings ............................................................     $        --
     -- Other ..................................................................     $        --
Weighted average number of limited partnership ($100) units outstanding ........          607,856
                                                                                     ============

----------
(1) The difference between Net income--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(3) Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

                                   TABLE III

             Operating Results of Prior Public Programs--L.P. Six
                                  (unaudited)

     The  following  table  summarizes  the  operating  results of L.P. Six. The
Program's   records   are  maintained  in  accordance  with  Generally  Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                                  2003
                                                                                              ------------
Revenues ................................................................................     $  1,398,846
  Net (loss) gain on sales or remarketing of equipment ..................................         (210,706)
                                                                                              ------------
  Gross revenue .........................................................................        1,188,140
Less:
  Interest expense ......................................................................        1,105,218
  Management fees--General Partner ......................................................          106,843
  Amortization of initial direct costs ..................................................              706
  Depreciation ..........................................................................        2,930,010
  Administrative expense reimbursement--General Partner .................................           39,635
  (Reversal) Provision for bad debts(3) .................................................         (204,018)
  General and administrative ............................................................          298,305
  Minority interest (income) expense in joint venture ...................................          (31,733)
                                                                                              ------------
Net (loss) income--GAAP .................................................................     $ (3,056,826)
                                                                                              ============
Net (loss) income--GAAP--allocable to limited partners ..................................     $ (3,026,258)
                                                                                              ============
Taxable (loss) income from operations(1) ................................................     $ (1,827,116)
                                                                                              ============
Cash (used by) generated from operations(4) .............................................     $  1,979,894
Cash generated from sales of equipment ..................................................          303,841
Cash generated from refinancing .........................................................              --
                                                                                              ------------
Cash generated from operations, sales and refinancing ...................................        2,283,735
Less:
  Cash distributions to investors from operations, sales and refinancing ................        2,417,343
  Cash distributions to General Partner from operations, sales and refinancing ..........           24,418
                                                                                              ------------
Cash (used by) generated from operations, sales and refinancing after cash distributions      $   (158,026)
                                                                                              ============
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
  Taxable income (loss) from operations(1) ..............................................     $     (48.36)
                                                                                              ============
Cash distributions to investors(2)
  Source (on GAAP basis)
     Investment income ..................................................................     $        --
     Return of capital ..................................................................     $      64.00
  Source (on cash basis)
     --Operations .......................................................................     $      52.40
     --Sales ............................................................................     $       8.04
     --Refinancing ......................................................................     $        --
     --Other ............................................................................     $       3.56
Weighted average number of limited partnership ($100) units outstanding .................          377,790
                                                                                              ============

----------
(1) The difference between Net income (loss)--GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.
(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(4) Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

                                   TABLE III

            Operating Results of Prior Public Programs--L.P. Seven
                                  (unaudited)

     The  following  table  summarizes  the operating results of L.P. Seven. The
Program's   records   are  maintained  in  accordance  with  Generally  Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                                   2003
                                                                                              -------------
Revenue .................................................................................     $   3,456,008
  Net gain on sales or remarketing of equipment .........................................           120,524
                                                                                              -------------
  Gross revenue .........................................................................         3,576,532
Less:
  Interest expense ......................................................................         2,682,524
  Depreciation expense ..................................................................         5,795,265
  Management fees--General Partner ......................................................           595,157
  Amortization of initial direct costs ..................................................           184,089
  Administrative expense reimbursement--General Partner .................................           242,909
  Provision for impairment ..............................................................         5,250,000
  Provision for (reversal of) bad debts(3) ..............................................               --
  General and administrative ............................................................         1,554,202
  Minority interest (income) expense in joint venture ...................................           (27,378)
                                                                                              -------------
Net (loss) income--GAAP .................................................................     $ (12,700,236)
                                                                                              =============
Net (loss) income--GAAP--allocable to limited partners ..................................     $ (12,573,234)
                                                                                              =============
Taxable (loss) income from operations (1) ...............................................     $  (7,174,472)
                                                                                              =============
Cash (used by) generated from operations(4) .............................................     $    (578,069)
Cash generated from sales ...............................................................         1,050,865
Cash generated from refinancing .........................................................               --
                                                                                              -------------
Cash generated from operations, sales and refinancing ...................................           472,796
Less:
  Cash distributions to investors from operations, sales and refinancing ................         1,645,916
  Cash distributions to General Partner from operations, sales and refinancing ..........            16,627
                                                                                              -------------
Cash (used by) generated from operations, sales and refinancing after cash distributions      $  (1,189,747)
                                                                                              =============
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
  Taxable (loss) income from operations(2) ..............................................     $      (72,65)
                                                                                              =============
Cash distributions to investors
  Source (on GAAP basis)
     Investment income ..................................................................     $         --
     Return of capital ..................................................................     $       16.70
  Source (on cash basis)
     --Operations .......................................................................     $         --
     --Sales ............................................................................     $       10.64
     --Refinancing ......................................................................     $         --
     --Other ............................................................................     $        6.06
Weighted average number of limited partnership ($100) units outstanding .................           987,548
                                                                                              =============

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.
(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(4) Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

                                   TABLE III

              Operating Results of Prior Public Programs--Fund 8A
                                  (unaudited)

     The  following  table  summarizes  the  operating  results  of Fund 8A. The
Program's   records   are  maintained  in  accordance  with  Generally  Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                                  2003
                                                                                              ------------
Revenue .................................................................................     $  7,730,932
   Net (loss) gain on sales or remarketing of equipment on investments in joint venture .          675,825
                                                                                              ------------
   Gross revenue ........................................................................        8,406,757
Less:
   Interest expense .....................................................................        3,389,986
   General and administrative ...........................................................          834,950
   Administrative expense reimbursement-- General Partner ...............................          292,117
   Management fees--General Partner .....................................................          737,943
   Depreciation expense .................................................................        3,486,214
   Amortization of initial direct costs .................................................          198,211
   Provision for bad debts(3) ...........................................................              --
   Minority interest expense ............................................................           14,493
   Loss on termination ..................................................................        7,365,477
                                                                                              ------------
Net (loss) income--GAAP .................................................................     $  7,912,634
                                                                                              ============
Net (loss) income--GAAP--allocable to limited partners ..................................     $  7,833,508
                                                                                              ============
Taxable (loss) from operations(1) .......................................................     $ (1,725,123)
                                                                                              ============
Cash (used by) generated from operations(2) .............................................     $ (1,798,249)
Cash generated from sales of equipment ..................................................        1,661,898
Cash generated from refinancing .........................................................        3,684,718
                                                                                              ------------
Cash generated from operations, sales and refinancing ...................................        3,548,367
Less:
   Cash distributions to investors from operations, sales and refinancing ...............        6,040,214
   Cash distributions to General Partner from operations, sales and refinancing .........           61,012
                                                                                              ------------
Cash (used by) generated from operations, sales and refinancing after cash distributions      $ (2,552,859)
                                                                                              ============
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
   Taxable income from operations(1) ....................................................     $     (23.23)
                                                                                              ============
Cash distributions to investors
   Source (on GAAP basis)
     Investment income ..................................................................     $        --
     Return of capital ..................................................................     $      81.30
   Source (on Cash basis) ...............................................................
     --Operations .......................................................................     $      81.30
     --Sales ............................................................................     $        --
     --Refinancing ......................................................................     $        --
     --Other ............................................................................     $        --
Weighted average number of limited partnership ($100) units outstanding .................          742,719
                                                                                              ============

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2) Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.
(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                   TABLE III

              Operating Results of Prior Public Programs--Fund 8B
                                  (unaudited)

     The  following  table  summarizes  the  operating  results  of Fund 8B. The
Program's   records   are  maintained  in  accordance  with  Generally  Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                                   2003
                                                                                              -------------
Revenue .................................................................................     $  24,351,597
   Net gain on sales or remarketing of equipment ........................................           798,490
                                                                                              -------------
   Gross revenue ........................................................................        25,150,087
Less:
   Interest expense .....................................................................         7,486,199
   General and administrative ...........................................................         2,023,442
   Administrative expense reimbursement--General Partner ................................           936,605
   Management fees--General Partner .....................................................         2,008,870
   Depreciation expense .................................................................        17,796,463
   Amortization of initial direct costs .................................................           229,278
   Provision for (reversal of) bad debts(3) .............................................               --
   Minority interest expense ............................................................          (149,561)
                                                                                              -------------
Net (loss) income--GAAP .................................................................     $  (5,181,209)
                                                                                              =============
Net (loss) income--GAAP--allocable to limited partners ..................................     $  (5,129,397)
                                                                                              =============
Taxable loss from operations(1) .........................................................     $  (7,384,299)
                                                                                              =============
Cash generated from operations(2) .......................................................     $    (692,492)
Cash generated from sales of equipment ..................................................         5,720,100
Cash generated from refinancing .........................................................               --
                                                                                              -------------
Cash generated from operations, sales and refinancing ...................................         5,027,608
Less:
   Cash distributions to investors from operations, sales and refinancing ...............         6,965,348
   Cash distributions to General Partner from operations, sales and refinancing .........            70,347
                                                                                              -------------
Cash (used by) generated from operations, sales and refinancing after cash distributions      $  (2,008,087)
                                                                                              -------------
Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
   Taxable income from operations(1) ....................................................     $      (98.83)
                                                                                              =============
Cash distributions to investors
   Source (on GAAP basis)
     Investment income ..................................................................     $         --
     Return of capital ..................................................................     $       93.20
   Source (on Cash basis)
     --Operations .......................................................................     $         --
     --Sales ............................................................................     $       76.55
     --Refinancing ......................................................................     $         --
     --Other ............................................................................     $       16.65
Weighted average number of limited partnership ($100) units outstanding .................           747,189
                                                                                              =============

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2) Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.
(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                   TABLE III

             Operating Results of Prior Public Programs--Fund Nine
                                  (unaudited)

     The  following  table  summarizes  the  operating results of Fund Nine. The
Program's   records   are  maintained  in  accordance  with  Generally  Accepted
Accounting Principles ("GAAP") for financial statement purposes.

                                                                                                    2003
                                                                                               -------------
Revenues .................................................................................     $  35,494,836
   Loss on sale of equipment .............................................................            (2,753)
   Income from investment in unconsolidated joint venture ................................           197,986
                                                                                               -------------
   Gross revenues ........................................................................        35,492,083
Less
   Depreciation and amortization .........................................................        24,741,029
   Interest ..............................................................................         8,040,778
   Management fee--Manager ...............................................................         1,897,722
   Administrative fee reimbursement--Manager .............................................           759,089
   General and administrative ............................................................           699,436
   Amortization of initial direct cost ...................................................            94,354
   Minority interest in consolidated joint venture expense ...............................           138,752
                                                                                               -------------
Net loss--GAAP ...........................................................................     $    (879,077)
                                                                                               =============
Net loss--GAAP allocable to:
   Additional members ....................................................................          (870,286)
                                                                                               -------------
Taxable loss from operation(1) ...........................................................     $  (1,033,797)
                                                                                               =============
Cash generated from operations(2) ........................................................         1,905,148
                                                                                               -------------
Cash generated from sales of equipment ...................................................           433,617
                                                                                               -------------
Cash generated from refinancing ..........................................................               --
                                                                                               -------------
Cash generated from operations, sales and refinancing ....................................         2,338,765
                                                                                               -------------
Less:
   Cash distributions for investors from operations, sales and refinancing ...............         7,945,750
                                                                                               -------------
   Cash distributions to General Partner from operations, sales and refinancing ..........            80,260
                                                                                               -------------
Cash (used by) generated from operations, sales and refinancing after cash distributions .        (5,687,245)
                                                                                               -------------
Tax data, etc
   Taxable loss from operations(1) .......................................................            (11.38)
Cash distributions to investors
   Source (on GAAP basis)
     Investment income ...................................................................               --
                                                                                               -------------
     Return of capital ...................................................................              87.49
                                                                                               --------------
   Source (on cash basis)
     --Operations ........................................................................              25.75
                                                                                               --------------
     --Sales .............................................................................               4.77
                                                                                               --------------
     --Refinancing .......................................................................               --
                                                                                               --------------
     --Other .............................................................................              56.97
                                                                                               --------------
Weighted average number of additional member shares outstanding ..........................            90,813
                                                                                               ==============

----------
(1) The difference between Net income--GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2) Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

                                    TABLE V

      Sales or Dispositions of Equipment--Prior Public Programs--Series B
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                         Federal
      Type of          Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
     Equipment       Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
------------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Computers .........     1996            2001           $ 52,676      $      0         $     0         $      0       $      0
Computers .........     1996            2001           $ 49,905      $      1         $     0        ($      1)      $      0
Mnfctg ............     1996            2001           $  2,217      $      0         $   331         $    331       $    331
Mnfctg ............     1996            2001           $ 42,371      $  4,270         $ 4,310         $     40       $      0
Printing ..........     1996            2001           $ 48,492      $      0         $     0         $      0       $      0
Retail ............     1996            2001           $ 21,087      $      0         $    47         $     47       $      0
Telecomm ..........     1999            2001           $ 55,320      $ 33,411         $ 3,500        ($ 29,911)      $      0
Telecomm ..........     1997            2001           $400,263      $ 67,464         $17,702        ($ 49,762)     ($ 16,189)
Telecomm ..........     1997            2001           $ 16,531      $  6,746         $ 3,399        ($  3,347)      $     92
Video .............     1996            2001           $ 53,979      $      0         $     0         $      0       $      0
                                                       --------      --------         -------         --------       --------
                                                       $742,841      $111,891         $29,289        ($ 82,603)     ($ 15,766)
                                                       ========      ========         =======         ========       ========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

      Sales or Dispositions of Equipment--Prior Public Programs--Series C
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                         Total                                                         Federal
       Type of          Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
      Equipment       Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
-------------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Automotive .........     1996            2001            28,050.80     $     0         $   126         $    126        $     0
Computers ..........     1996            2001            34,492.48     $     0         $     0        ($      0)       $     0
Computers ..........     1996            2001            20,038.98     $     0         $   478         $    478        $     0
Computers ..........     1996            2001            31,192.59     $     0         $   689         $    689        $     0
Computers ..........     1994            2001            13,872.15     $ 1,721         $     0        ($  1,721)       $     0
Computers ..........     1996            2001            24,065.25     $     0         $     0         $      0        $     0
Computers ..........     1996            2001            40,299.20     $     0         $   355         $    355        $     0
Computers ..........     1996            2001            65,797.00     $     0         $10,880         $ 10,880        $ 7,590
Computers ..........     1996            2001            43,814.17     $     0         $     0         $      0        $     0
Computers ..........     1995            2001            38,442.53     $ 2,477         $     0        ($  2,477)       $     0
Computers ..........     1996            2001            60,724.99     $10,097         $     0        ($ 10,097)       $     0
Copiers ............     1996            2001            17,653.97     $     0         $     1         $      1        $     0
Fixture ............     1996            2001            54,243.65     $     0         $    12         $     12        $     0
Fixture ............     1995            2001            35,142.53     $     0         $ 4,930         $  4,930        $ 4,930
Medical ............     1996            2001            10,797.98     $     0         $    25         $     25        $     0
Medical ............     1996            2001            16,462.37     $     0         $    55         $     55        $     0
Medical ............     1996            2001            55,200.00     $     0         $ 1,319         $  1,319        $     0
Medical ............     1996            2001            22,480.63     $     0         $     0         $      0        $     0
Medical ............     1996            2001            54,528.42     $ 4,818         $     0        ($  4,818)       $     0
Mnfctg .............     1995            2001            24,078.92     $ 1,333         $   300        ($  1,033)       $   300
Mnfctg .............     1996            2001            54,115.42     $     0         $     1         $      1        $     0
Mnfctg .............     1996            2001            59,357.51     $ 6,620         $ 8,146         $  1,526        $     0
Mnfctg .............     1996            2001            58,891.43     $16,505         $     0        ($ 16,505)       $     0
Printing ...........     1996            2001            36,278.12     $     0         $     1         $      1        $     0
Printing ...........     1996            2001            50,702.00     $     0         $     0         $      0        $     0
Telecomm ...........     1996            2001            37,926.97     $ 3,384         $ 3,750         $    366        $     0
                                                         ---------     -------         -------         --------        -------
                                                      $   988,650      $46,957         $31,069        ($ 15,888)       $12,820
                                                      ============     =======         =======         ========        =======

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

      Sales or Dispositions of Equipment--Prior Public Programs--Series D
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                         Total                                                         Federal
       Type of          Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
      Equipment       Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
-------------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Mnfctg .............     1997            2001           $ 25,719      $      0        $      0         $      0        $      0
Computers ..........     1996            2001           $ 52,398      $      0        $      0         $      0        $      0
Mnfctg .............     1995            2001           $ 29,555      $  4,827        $  4,827         $      0        $  4,827
Mnfctg .............     1995            2001           $ 41,382      $  6,779        $  6,779         $      0        $  6,779
Mnfctg .............     1995            2001           $ 56,307      $ 10,903        $ 10,903         $      0        $ 10,903
Mnfctg .............     1995            2001           $ 80,224      $ 15,535        $ 15,535         $      0        $ 15,535
Mnfctg .............     1995            2001           $ 94,859      $ 15,771        $ 15,771         $      0        $ 15,771
Mnfctg .............     1995            2001           $126,355      $ 29,406        $ 29,406         $      0        $      0
Mnfctg .............     1995            2001           $365,934      $ 83,859        $ 83,859         $      0        $ 83,859
Telecomm ...........     1995            2001           $ 33,747      $  1,214        $  2,052         $    838        $      0
Computers ..........     1995            2001           $ 21,881      $  6,704        $  6,704         $      0        $  6,704
Computers ..........     1995            2001           $206,613      $ 22,967        $ 22,967         $      0        $ 22,967
Computers ..........     1997            2001           $338,654      $103,378        $103,378         $      0        $103,378
Restaurant .........     1996            2001           $ 25,369      $  3,049        $      0        ($  3,049)       $      0
Restaurant .........     1997            2001           $ 26,226      $      0        $      0         $      0        $      0
Retail .............     1997            2001           $ 11,661      $      0        $      0         $      0        $      0
Mnfctg .............     1997            2001           $ 45,691      $      0        $  1,341         $  1,341        $      0
Computers ..........     1995            2001           $ 63,001      $ 14,921        $ 14,921         $      0        $ 14,921
Computers ..........     1995            2001           $ 41,813      $  4,045        $  4,045         $      0        $  4,045
Computers ..........     1996            2001           $ 74,483      $  2,978        $ 13,681         $ 10,703        $ 13,681
Fixture ............     1995            2001           $ 19,851      $  1,346        $      0        ($  1,346)       $      0
Computers ..........     1995            2001           $ 13,919      $    848        $    848         $      0        $      0
Computers ..........     1996            2001           $ 21,974      $  1,552        $  1,552         $      0        $      0
Mnfctg .............     1996            2001           $  9,061      $    658        $    658         $      0        $    223
Mnfctg .............     1996            2001           $ 11,688      $    784        $    784         $      0        $    222
Mnfctg .............     1996            2001           $ 14,780      $  1,148        $  1,148         $      0        $    437
Mnfctg .............     1996            2001           $ 15,737      $  1,242        $  1,242         $      0        $    485
Mnfctg .............     1996            2001           $ 16,641      $  1,115        $  1,115         $      0        $    315
Mnfctg .............     1996            2001           $ 21,381      $  1,457        $  1,457         $      0        $    429
Mnfctg .............     1996            2001           $ 42,965      $  3,289        $  3,289         $      0        $  1,224
Mnfctg .............     1996            2001           $ 49,786      $  3,878        $  3,878         $      0        $  1,484
Mnfctg .............     1996            2001           $ 51,423      $  3,131        $  3,131         $      0        $      0
Mnfctg .............     1996            2001           $366,876      $ 30,446        $ 30,446         $      0        $      0
Restaurant .........     1998            2001           $294,497      $ 30,525        $      0        ($ 30,525)       $      0
Mnfctg .............     1997            2001           $ 39,504      $      0        $      0         $      0        $      0
Medical ............     1992            2001           $  2,380      $      0        $  1,049         $  1,049        $  1,049
Medical ............     1992            2001           $ 12,053      $      0        $  3,264         $  3,264        $  3,264
Medical ............     1992            2001           $ 10,187      $      0        $  2,047         $  2,047        $  2,047
Mnfctg .............     1995            2001           $203,247      $ 36,417        $ 36,417         $      0        $ 36,417
Mnfctg .............     1995            2001           $244,978      $ 19,347        $ 19,347         $      0        $ 19,347
Mnfctg .............     1997            2001           $ 29,233      $      0        $      0         $      0        $      0
Medical ............     1992            2001           $ 12,590      $      0        $  1,647         $  1,647        $  1,425
Computers ..........     1995            2001           $  2,255      $    407        $    407         $      0        $      0
Computers ..........     1995            2001           $  2,387      $    433        $    433         $      0        $      0
Computers ..........     1996            2001           $  3,448      $    235        $    235         $      0        $      0
Computers ..........     1995            2001           $  3,970      $    720        $    720         $      0        $      0
Computers ..........     1996            2001           $  4,573      $    810        $    810         $      0       ($    220)

                                    TABLE V

                                  (unaudited)

                                                        Total                                                         Federal
      Type of          Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
     Equipment       Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
------------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Computers .........     1996            2001           $  4,771      $    402        $    402            $0          $    172
Computers .........     1995            2001           $  4,774      $    867        $    867            $0          $      0
Computers .........     1996            2001           $  5,113      $    905        $    905            $0         ($    246)
Computers .........     1996            2001           $  6,604      $  1,186        $  1,186            $0         ($    317)
Computers .........     1995            2001           $  6,725      $  1,214        $  1,214            $0          $      0
Computers .........     1995            2001           $  6,725      $  1,214        $  1,214            $0          $      0
Computers .........     1995            2001           $  6,725      $  1,214        $  1,214            $0          $      0
Computers .........     1995            2001           $  6,725      $  1,214        $  1,214            $0          $      0
Computers .........     1995            2001           $ 10,815      $  1,952        $  1,952            $0          $      0
Computers .........     1996            2001           $ 11,405      $  1,111        $  1,111            $0          $    562
Computers .........     1996            2001           $ 12,750      $  2,258        $  2,258            $0         ($    613)
Computers .........     1996            2001           $ 13,179      $  2,367        $  2,367            $0         ($    634)
Computers .........     1995            2001           $ 19,560      $  3,547        $  3,547            $0          $      0
Computers .........     1996            2001           $ 20,661      $  3,658        $  3,658            $0         ($    993)
Computers .........     1995            2001           $ 23,871      $  4,918        $  4,918            $0          $      0
Computers .........     1995            2001           $ 29,312      $  4,536        $  4,536            $0          $  4,536
Computers .........     1996            2001           $ 44,394      $  8,690        $  8,690            $0          $  6,556
Computers .........     1995            2001           $ 44,639      $  7,806        $  7,806            $0          $      0
Computers .........     1996            2001           $ 48,406      $  8,643        $  8,643            $0         ($  2,327)
Computers .........     1995            2001           $ 63,012      $ 10,903        $ 10,903            $0          $      0
Computers .........     1995            2001           $ 79,594      $ 16,049        $ 16,049            $0          $      0
Computers .........     1996            2001           $141,403      $ 25,379        $ 25,379            $0         ($  6,798)
Computers .........     1995            2001           $189,036      $ 33,296        $ 33,296            $0          $      0
Computers .........     1995            2001           $193,912      $ 34,994        $ 34,994            $0          $      0
Computers .........     1995            2001           $207,681      $ 37,660        $ 37,660            $0          $      0
Computers .........     1996            2001           $236,734      $ 42,508        $ 42,508            $0         ($ 11,381)
Computers .........     1996            2001           $343,468      $ 60,967        $ 60,967            $0         ($    172)
Computers .........     1996            2001           $590,870      $104,623        $104,623            $0         ($ 28,407)
Fixture ...........     1995            2001           $  1,786      $    129        $    129            $0          $      0
Fixture ...........     1996            2001           $  5,299      $    256        $    256            $0         ($    255)
Fixture ...........     1996            2001           $  6,077      $    547        $    547            $0          $    255
Fixture ...........     1996            2001           $  6,286      $    310        $    310            $0         ($    302)
Fixture ...........     1995            2001           $ 23,214      $  1,670        $  1,670            $0          $      0
Fixture ...........     1996            2001           $ 26,628      $  1,289        $  1,289            $0         ($  1,280)
Fixture ...........     1996            2001           $ 32,428      $  2,461        $  2,461            $0         ($  1,559)
Fixture ...........     1995            2001           $ 34,524      $  2,484        $  2,484            $0          $      0
Fixture ...........     1996            2001           $ 65,138      $  5,121        $  5,121            $0         ($  3,132)
Fixture ...........     1996            2001           $ 81,265      $  8,383        $  8,383            $0          $  4,476
Fixture ...........     1996            2001           $124,736      $  8,232        $  8,232            $0         ($  5,997)
Furniture .........     1996            2001           $ 29,421      $  2,260        $  2,260            $0         ($  1,414)
Mnfctg ............     1995            2001           $  4,018      $    290        $    290            $0          $      0
Mnfctg ............     1995            2001           $  6,674      $    534        $    534            $0          $      0
Mnfctg ............     1996            2001           $  7,450      $    694        $    694            $0          $    336
Mnfctg ............     1996            2001           $  8,557      $    492        $    492            $0         ($    411)
Mnfctg ............     1996            2001           $ 10,788      $    848        $    848            $0         ($    519)

                                    TABLE V

                                  (unaudited)

                                                     Total                                                   Federal
       Type of          Year of       Year of     Acquisition     Net Book         Net           GAAP        Taxable
      Equipment       Acquisition   Disposition     Cost (1)     Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
-------------------- ------------- ------------- ------------- ------------- -------------- ------------- ------------
Mnfctg .............     1996          2001       $   22,333      $ 1,107      $    1,107      $      0     ($ 1,074)
Mnfctg .............     1995          2001       $   25,585      $ 2,048      $    2,048      $      0      $     0
Mnfctg .............     1995          2001       $   26,443      $ 2,090      $    2,090      $      0      $     0
Mnfctg .............     1995          2001       $   27,809      $ 2,226      $    2,226      $      0      $     0
Mnfctg .............     1996          2001       $   29,489      $ 1,696      $    1,696      $      0     ($ 1,418)
Mnfctg .............     1995          2001       $   33,481      $ 2,419      $    2,419      $      0      $     0
Mnfctg .............     1996          2001       $   38,167      $ 2,949      $    2,949      $      0     ($ 1,835)
Mnfctg .............     1995          2001       $   51,169      $ 4,148      $    4,148      $      0      $     0
Mnfctg .............     1996          2001       $   60,986      $ 3,122      $    3,122      $      0     ($ 2,932)
Mnfctg .............     1996          2001       $   70,638      $ 5,553      $    5,553      $      0     ($ 3,396)
Mnfctg .............     1995          2001       $   96,425      $ 6,967      $    6,967      $      0      $     0
Mnfctg .............     1996          2001       $   99,266      $ 7,557      $    7,557      $      0     ($ 4,772)
Mnfctg .............     1996          2001       $  158,205      $12,006      $   12,006      $      0     ($ 7,606)
Photograph .........     1996          2001       $    8,426      $   416      $      416      $      0     ($   405)
Telecomm ...........     1996          2001       $    1,326      $   235      $      235      $      0     ($    64)
Telecomm ...........     1995          2001       $    3,921      $   318      $      318      $      0      $     0
Telecomm ...........     1996          2001       $    5,065      $   899      $      899      $      0     ($   244)
Video ..............     1995          2001       $    9,013      $   746      $      746      $      0      $     0
Furniture ..........     1995          2001       $   37,163      $ 3,114      $   22,000      $ 18,886      $     0
Computers ..........     1997          2002       $   12,885     ($     1)     $        0      $      1      $     0
Printing ...........     1997          2002       $   50,151     ($     2)     $        0      $      2      $     0
Computers ..........     1997          2002       $   29,732      $11,130      $        0     ($ 11,130)     $     0
Medical ............     1997          2002       $   12,102     ($     1)     $       27      $     28      $     0
Mnfctg .............     1997          2002       $   40,211      $   495      $      495      $      0      $     0
Mnfctg .............     1997          2002       $   16,742      $     0      $        0      $      0      $     0
Mnfctg .............     1996          2002       $  914,635      $     0      $        0      $      0      $     0
Computers ..........     1997          2002       $    9,850      $     6      $        0     ($      6)     $     0
Medical ............     1997          2002       $   33,992      $     0      $        0      $      0      $     0
Automotive .........     1997          2002       $   49,711      $   471      $      471      $      0      $     0
Fixture ............     1995          2002       $   68,143      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $   59,668      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $   42,702      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $  115,454      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $  107,056      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $   91,673      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $  172,686      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $  139,021      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $  367,787      $     0      $        0      $      0      $     0
Mnfctg .............     1995          2002       $   72,048     ($   997)     $        0      $    997      $     0
Fixture ............     1995          2002       $   45,733     ($ 2,107)     $        0      $  2,107      $     0
Retail .............     1997          2003       $   27,933      $     0      $      348      $    348      $     0
Mnfctg .............     2001          2003       $   74,728      $25,364      $  141,956      $116,591      $141,956
                                                  ----------      -------      ----------      --------      --------
                                                  $9,489,960      $994,812     $1,133,971      $113,794      $439,864
                                                  ==========      ========     ==========      ========      ========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

      Sales or Dispositions of Equipment--Prior Public Programs--Series E
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                         Total                                                         Federal
       Type of          Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
      Equipment       Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
-------------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Aircraft ...........     1996            2001           $702,508       $     0         $     0         $      0          $0
Alliance ...........     1997            2001           $ 59,823       $   561         $   897         $    336          $0
Audio ..............     1999            2001           $ 46,541       $41,050         $     0        ($ 41,050)         $0
Automotive .........     1997            2001           $ 37,658       $17,964         $19,962         $  1,999          $0
Automotive .........     1998            2001           $ 55,270       $     0         $    12         $     12          $0
Automotive .........     1997            2001           $ 20,952       $   246         $   352         $    106          $0
Automotive .........     1998            2001           $ 35,734       $   127         $ 2,373         $  2,246          $0
Automotive .........     1997            2001           $  4,538       $ 1,632         $    48        ($  1,585)         $0
Automotive .........     1997            2001           $ 12,060       $ 3,863         $     0        ($  3,863)         $0
Automotive .........     1998            2001           $ 44,826       $   543         $   443        ($     99)         $0
Automotive .........     1997            2001           $ 31,149       $17,566         $10,221        ($  7,346)         $0
Automotive .........     1998            2001           $ 17,934       $     0         $   604         $    604          $0
Computers ..........     1998            2001           $ 32,434       $     0         $ 2,586         $  2,586          $0
Computers ..........     1998            2001           $ 14,169       $   967         $   429        ($    539)         $0
Computers ..........     1997            2001           $ 22,324       $     0         $     1         $      1          $0
Computers ..........     1998            2001           $ 38,219       $     0         $ 1,422         $  1,422          $0
Computers ..........     1998            2001           $ 20,176       $   122         $   685         $    563          $0
Computers ..........     1998            2001           $  1,968       $     0         $   854         $    854          $0
Computers ..........     1998            2001           $ 29,465       $     0         $    70         $     70          $0
Computers ..........     1998            2001           $ 17,503       $     0         $ 1,095         $  1,095          $0
Computers ..........     1998            2001           $ 12,608       $     0         $   529         $    529          $0
Computers ..........     1997            2001           $ 20,803       $     0         $    36         $     36          $0
Computers ..........     1997            2001           $ 10,363       $     0         $ 1,221         $  1,221          $0
Computers ..........     1998            2001           $ 19,173       $     0         $     0         $      0          $0
Computers ..........     1998            2001           $ 41,460       $     0         $ 2,063         $  2,063          $0
Computers ..........     1998            2001           $ 13,863       $   235         $   452         $    217          $0
Computers ..........     1998            2001           $  2,251       $     0         $    72         $     72          $0
Computers ..........     1997            2001           $ 41,900       $   220         $ 1,877         $  1,658          $0
Computers ..........     1998            2001           $ 18,273       $     0         $     0              0.00         $0
Computers ..........     1997            2001           $ 11,468       $     0         $     4         $      4          $0
Computers ..........     1997            2001           $ 20,140       $   992         $ 1,407         $    415          $0
Computers ..........     2001            2001           $ 84,977       $   656         $ 2,926         $  2,269          $0
Computers ..........     1998            2001           $  4,132       $     0         $ 1,149         $  1,149          $0
Computers ..........     1997            2001           $ 57,044       $     0         $     0         $      0          $0
Computers ..........     1998            2001           $ 10,805       $     0         $   329         $    329          $0
Computers ..........     1998            2001           $  7,922       $     0         $     0         $      0          $0
Computers ..........     1997            2001           $ 77,364       $     0         $     0         $      0          $0
Computers ..........     1998            2001           $    768       $     0         $    33         $     33          $0
Computers ..........     1998            2001           $ 25,047       $     0         $     0         $      0          $0
Computers ..........     1997            2001           $ 18,563       $   237         $   292         $     55          $0
Computers ..........     1997            2001           $ 43,764       $     0         $   598         $    598          $0
Computers ..........     1997            2001           $ 40,118       $   268         $ 1,311         $  1,043          $0
Computers ..........     1998            2001           $ 35,980       $     0         $     0         $      0          $0
Computers ..........     1998            2001           $  7,732       $   620         $   604        ($     16)         $0
Computers ..........     1998            2001           $ 17,087       $     0         $   856         $    856          $0
Computers ..........     1997            2001           $ 18,332       $   491         $   675         $    183          $0

                                    TABLE V

                                  (unaudited)

                                                       Total                                                  Federal
        Type of           Year of       Year of     Acquisition    Net Book        Net           GAAP         Taxable
       Equipment        Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------- ------------- ------------- ------------- ----------- -------------- ------------- --------------
Computers ............     1997          2001       $   45,705    $    637       $     0      ($    637)     $       0
Computers ............     1998          2001       $1,111,094    $104,162       $87,801      ($ 16,361)    ($ 353,713)
Computers ............     1998          2001       $    7,855    $      0       $   109       $    109      $       0
Computers ............     1998          2001       $   31,543    $  7,543       $ 7,506      ($     37)     $       0
Computers ............     1998          2001       $   29,262    $    500       $     0      ($    500)     $       0
Computers ............     1997          2001       $   19,537    $  4,385       $ 5,015       $    630      $       0
Computers ............     1998          2001       $    3,657    $    621       $   499      ($    122)     $       0
Computers ............     1998          2001       $   27,567    $  8,093       $     0      ($  8,093)     $       0
Computers ............     1998          2001       $3,859,430    $      0       $     0       $      0     ($ 996,435)
Computers ............     1998          2001       $  784,397    $      0       $     0       $      0     ($ 271,878)
Computers ............     2001          2001       $  471,541    $ 75,795       $75,796       $      0      $       0
Computers ............     2001          2001       $   25,717    $  5,000       $16,164       $ 11,164      $       0
Computers ............     1997          2001       $   65,477    $      0       $     0       $      0      $       0
Computers ............     1997          2001       $   10,015    $    751       $   619      ($    132)     $       0
Computers ............     1998          2001       $   25,591    $      0       $     0       $      0      $       0
Computers ............     1998          2001       $   20,208    $  6,988       $ 7,382       $    395      $       0
Computers ............     1997          2001       $   11,587    $      0       $     0       $      0      $       0
Computers ............     1997          2001       $   12,624    $    342       $   596       $    254      $       0
Computers ............     1998          2001       $   15,987    $      0       $   380       $    380      $       0
Computers ............     1998          2001       $   23,471    $    404       $     0      ($    404)     $       0
Computers ............     1998          2001       $   10,316    $     46       $   463       $    417      $       0
Computers ............     1998          2001       $    8,772    $    288       $   288       $      0      $       0
Computers ............     1998          2001       $    4,398    $      0       $     0       $      0      $       0
Computers ............     1998          2001       $    9,678    $     95       $   142       $     48      $       0
Computers ............     1997          2001       $   35,728    $    765       $   842       $     77      $       0
Computers ............     1997          2001       $   28,217    $    305       $     0      ($    305)     $       0
Construction .........     1997          2001       $   32,171    $ 12,655       $13,725       $  1,070      $       0
Construction .........     1998          2001       $   21,429    $  1,435       $     0      ($  1,435)     $       0
Copiers ..............     1998          2001       $   41,360    $  1,100       $ 1,545       $    444      $       0
Copiers ..............     1998          2001       $   14,914    $      0       $   670       $    670      $       0
Dimension ............     1997          2001       $   63,534    $ 21,456       $19,975      ($  1,481)     $       0
Fixture ..............     1997          2001       $   47,077    $  3,524       $     0      ($  3,524)     $       0
Fixture ..............     1997          2001       $   45,173    $      0       $ 1,552       $  1,552      $       0
Fixture ..............     1996          2001       $   29,892    $  1,537       $ 1,861       $    324      $       0
Fixture ..............     1997          2001       $    3,322    $      0       $     0       $      0      $       0
Fixture ..............     1997          2001       $   20,564    $      0       $     0       $      0      $       0
Fixture ..............     1998          2001       $   41,611    $  4,571       $ 3,989      ($    581)     $       0
Fixture ..............     1998          2001       $   19,962    $    605       $   605       $      0      $       0
Fixture ..............     1998          2001       $   55,740    $    844       $ 1,498       $    654      $       0
Fixture ..............     1997          2001       $   49,131    $    993       $     0      ($    993)     $       0
Fixture ..............     1998          2001       $   19,360    $      0       $     0       $      0      $       0
Fixture ..............     1998          2001       $   97,333    $ 49,421       $55,082       $  5,662      $       0
Fixture ..............     1997          2001       $   25,628    $      0       $ 1,991       $  1,991      $       0
Fixture ..............     1997          2001       $   47,548    $  1,855       $   493      ($  1,362)     $       0
Fixture ..............     1998          2001       $   26,904    $      0       $    80       $     80      $       0

                                    TABLE V

                                  (unaudited)

                                                       Total                                                 Federal
        Type of           Year of       Year of     Acquisition    Net Book        Net           GAAP        Taxable
       Equipment        Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
---------------------- ------------- ------------- ------------- ----------- -------------- ------------- ------------
Fixture ..............     1997          2001         $ 46,439     $ 3,480       $     0      ($  3,480)       $0
Furniture ............     1997          2001         $388,702     $     0       $38,198       $ 38,198        $0
Furniture ............     1997          2001         $177,028     $ 9,551       $ 6,588      ($  2,963)       $0
Furniture ............     1998          2001         $  4,862     $   764       $   766       $      2        $0
Furniture ............     1997          2001         $ 24,130     $   497       $     0      ($    497)       $0
Furniture ............     1997          2001         $ 30,449     $     0       $   102       $    102        $0
Furniture ............     1997          2001         $ 10,449     $   614       $   732       $    118        $0
Material .............     1997          2001         $ 27,771     $ 3,669       $ 4,132       $    463        $0
Medical ..............     1997          2001         $ 22,540     $     0       $     0       $      0        $0
Medical ..............     1997          2001         $ 47,076     $     0       $    59       $     59        $0
Medical ..............     1998          2001         $ 30,131     $   383       $13,640       $ 13,257        $0
Medical ..............     1997          2001         $ 11,533     $     0       $    34       $     34        $0
Mnfctg ...............     1997          2001         $ 18,329     $     0       $     6       $      6        $0
Mnfctg ...............     1997          2001         $ 28,195     $    50       $     0      ($     50)       $0
Mnfctg ...............     1997          2001         $ 49,492     $     0       $   594       $    594        $0
Mnfctg ...............     1998          2001         $ 12,899     $   483       $   483       $      0        $0
Mnfctg ...............     1997          2001         $ 12,116     $   367       $   367       $      0        $0
Mnfctg ...............     1998          2001         $304,689     $     0       $     0       $      0        $0
Mnfctg ...............     1998          2001         $ 28,769     $     0       $     0       $      0        $0
Mnfctg ...............     1997          2001         $ 43,190     $     0       $     0       $      0        $0
Mnfctg ...............     1997          2001         $ 25,902     $     0       $   965       $    965        $0
Mnfctg ...............     1997          2001         $ 34,571     $     0       $ 2,697       $  2,697        $0
Mnfctg ...............     1997          2001         $ 43,539     $17,209       $19,074       $  1,865        $0
Mnfctg ...............     1997          2001         $ 54,192     $     0       $ 1,720       $  1,720        $0
Mnfctg ...............     1997          2001         $ 29,595     $15,829       $14,053      ($  1,775)       $0
Mnfctg ...............     1998          2001         $ 18,925     $     0       $     0       $      0        $0
Mnfctg ...............     1997          2001         $ 17,965     $     0       $ 1,265       $  1,265        $0
Mnfctg ...............     1997          2001         $ 39,693     $ 8,118       $ 7,858      ($    260)       $0
Office Equip .........     1998          2001         $ 40,189     $ 1,348       $     0      ($  1,348)       $0
Office Equip .........     1997          2001         $ 12,890     $   230       $   248       $     18        $0
Office Equip .........     1998          2001         $ 22,094     $   303       $     0      ($    303)       $0
Other ................     1997          2001         $ 51,233     $     0       $ 4,229       $  4,229        $0
Photography ..........     1997          2001         $ 24,372     $     0       $     0       $      0        $0
Printing .............     1998          2001         $ 76,451     $33,574       $37,500       $  3,926        $0
Medical ..............     1997          2001         $ 35,863     $     0       $    10       $     10        $0
Printing .............     1998          2001           38,541     $ 9,086       $10,434       $  1,348        $0
Printing .............     1997          2001         $ 29,574     $20,092       $22,215       $  2,124        $0
Restaurant ...........     1997          2001         $ 16,277     $   239       $     0      ($    239)       $0
Restaurant ...........     1997          2001         $ 74,429     $ 1,972       $ 2,175       $    203        $0
Restaurant ...........     1997          2001         $  9,164     $     0       $ 2,230       $  2,230        $0
Restaurant ...........     1997          2001         $ 26,586     $ 1,303       $     0      ($  1,303)       $0
Restaurant ...........     1997          2001         $  7,399     $     0       $     4       $      4        $0
Restaurant ...........     1997          2001         $ 64,586     $30,206       $     0      ($ 30,206)       $0
Restaurant ...........     1998          2001         $ 17,114     $     0       $     6       $      6        $0
Restaurant ...........     1998          2001         $ 48,904     $18,149       $19,856       $  1,707        $0

                                    TABLE V

                                  (unaudited)

                                                         Total                                                         Federal
       Type of          Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
      Equipment       Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
-------------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Restaurant .........     1997            2001           $ 20,997        $    0         $    72         $    72        $      0
Restaurant .........     1998            2001           $  2,585        $    0         $     0         $     0        $      0
Restaurant .........     1997            2001           $ 21,887        $    0         $     0         $     0        $      0
Restaurant .........     1997            2001           $ 15,009        $  215         $     0        ($   215)       $      0
Restaurant .........     1998            2001           $ 81,183        $    0         $ 3,132         $ 3,132        $      0
Restaurant .........     1998            2001           $ 24,013        $    0         $     0         $     0        $      0
Restaurant .........     1998            2001           $  8,046        $    0         $     0         $     0        $      0
Restaurant .........     1997            2001           $  8,776        $    0         $    72         $    72        $      0
Restaurant .........     1997            2001           $ 32,702        $    0         $     0         $     0        $      0
Restaurant .........     1997            2001           $ 15,393        $    0         $     0         $     0        $      0
Restaurant .........     1999            2001           $ 64,786        $  176         $     0        ($   176)       $      0
Retail .............     1999            2001           $  3,139        $    0         $     0         $     0        $      0
Retail .............     1997            2001           $ 18,100        $    0         $   735         $   735        $      0
Retail .............     1998            2001           $ 21,934        $  403         $   572         $   169        $      0
Retail .............     1998            2001           $ 14,758        $    0         $     0         $     0        $      0
Retail .............     1998            2001           $ 17,736        $    0         $   205         $   205        $      0
Retail .............     1997            2001           $ 27,337        $    0         $   368         $   368        $      0
Retail .............     1998            2001           $ 13,761       ($    0)        $   484         $   484        $      0
Retail .............     1998            2001           $ 15,662        $    4         $ 1,251         $ 1,247        $      0
Retail .............     1998            2001           $ 23,930        $    0         $     0         $     0        $      0
Retail .............     1997            2001           $ 38,394        $  961         $   961         $     0        $      0
Telecomm ...........     1999            2001           $ 18,275        $    0         $    66         $    66        $      0
Telecomm ...........     1999            2001           $ 18,337        $    0         $ 3,273         $ 3,273        $      0
Telecomm ...........     1998            2001           $ 33,317        $10,209        $11,227         $ 1,018       ($  2,100)
Telecomm ...........     1997            2001           $ 12,589        $    0         $ 1,433         $ 1,433        $      0
Telecomm ...........     1997            2001           $105,616        $3,052         $ 3,052         $     0        $      0
Telecomm ...........     1997            2001           $ 75,298        $    0         $     0         $     0        $      0
Telecomm ...........     1998            2001           $ 94,696        $47,804        $52,417         $ 4,613        $      0
Telecomm ...........     1997            2001           $ 28,025        $    0         $     0         $     0        $      0
Telecomm ...........     1997            2001           $ 20,333        $  298         $     0        ($   298)       $      0
Telecomm ...........     1996            2001           $ 15,040        $    0         $   532         $   532        $      0
Telecomm ...........     1993            2001           $  6,771        $   57         $ 3,225         $ 3,168        $      0
Telecomm ...........     1997            2001           $ 29,010        $  255         $ 2,224         $ 1,970        $      0
Telecomm ...........     1997            2001           $ 20,530        $    0         $     0         $     0        $      0
Telecomm ...........     1998            2001           $116,486        $10,645        $13,357         $ 2,711       ($ 33,237)
Telecomm ...........     1998            2001           $ 18,483        $    0         $   610         $   610        $      0
Telecomm ...........     1997            2001           $229,916        $  260         $ 7,854         $ 7,594        $      0
Telecomm ...........     1998            2001           $ 22,295        $    0         $     0         $     0        $      0
Telecomm ...........     1996            2001           $ 16,252        $2,959         $ 7,433         $ 4,474        $      0
Telecomm ...........     1993            2001           $  6,753        $   71         $ 2,266         $ 2,194        $      0
Telecomm ...........     1993            2001           $180,617        $1,876         $35,819         $33,943        $      0
Telecomm ...........     1993            2001           $  3,389        $  185         $     0        ($   185)       $      0
Telecomm ...........     1993            2001           $ 33,171        $    0         $     0         $     0        $      0
Telecomm ...........     1996            2001           $ 13,625        $4,405         $   171        ($ 4,234)      ($    510)
Telecomm ...........     1997            2001           $ 26,856        $    0         $     0         $     0        $      0

                                    TABLE V

                                  (unaudited)

                                                        Total                                                     Federal
        Type of            Year of       Year of     Acquisition     Net Book          Net           GAAP         Taxable
       Equipment         Acquisition   Disposition     Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
----------------------- ------------- ------------- ------------- -------------- -------------- ------------- --------------
Video .................     1997          2001      $    33,006      $       0     $      100     $     100      $       0
Video .................     1998          2001      $    45,566      $   2,892     $    2,818    ($      75)     $       0
Video .................     1997          2001      $    61,777      $       0     $      195     $     195      $       0
Video .................     1997          2001      $    63,004      $       0     $    2,257     $   2,257      $       0
Video .................     1997          2001      $    30,891      $   1,142     $    3,156     $   2,014      $       0
Telecomm ..............     1993          2002      $    11,028      $      44     $      440     $     396      $     440
Mnfctg ................     1996          2002      $    20,773      $     300     $      715     $     415      $       0
Telecomm ..............     1998          2002      $    25,615      $     621     $   11,852     $  11,231      $   6,729
Telecomm ..............     1998          2002      $    38,190      $   2,046     $        0    ($   2,046)     $       0
Retail ................     1996          2002      $    30,364      $       0     $        0     $       0      $       0
Telecomm ..............     1996          2002      $    20,611      $       0     $      149     $     149      $     149
Telecomm ..............     2000          2002      $    14,160      $   5,507     $    3,317    ($   2,190)     $       0
Fixture ...............     1998          2002      $   177,102      $ 149,045     $  149,045     $       0      $       0
Fixture ...............     1996          2002      $    56,207      $   5,000     $    5,763     $     763      $   5,763
Retail ................     1994          2002      $    93,880      $   6,568     $  210,306     $ 203,737      $ 140,000
Telecomm ..............     1998          2002      $   142,224      $  36,870     $        0    ($  36,870)     $       0
Telecomm ..............     1998          2002      $   575,991      $ 145,280     $   49,839    ($  95,440)     $       0
Telecomm ..............     1998          2002      $    20,050      $   5,349     $        0    ($   5,349)     $       0
Telecomm ..............     1998          2002      $   600,722      $ 100,171     $        0    ($ 100,171)     $       0
Telecomm ..............     1998          2002      $    19,412      $     132     $        0    ($     132)     $       0
Telecomm ..............     1998          2002      $   340,124      $  64,515     $   74,338     $   9,822      $   6,313
Retail ................     1998          2002      $ 1,729,079      $ 372,472     $  429,182     $  56,709      $  83,366
Retail ................     1998          2002      $ 2,845,753      $ 514,718     $  571,460     $  56,742      $   2,309
Medical ...............     1998          2002      $    98,353      $  13,544     $    3,071    ($  10,472)     $       0
Medical ...............     1998          2002      $    75,632      $  13,796     $    9,406    ($   4,390)     $       0
Medical ...............     1998          2002      $    42,126      $  13,436     $   17,576     $   4,140      $   9,151
Telecomm ..............     1998          2002      $ 1,079,602      $ 278,093     $  137,434    ($ 140,659)     $       0
Computers .............     1995          2003      $    40,681     ($      55)    $        0     $      55      $       0
Fixture ...............     1998          2003      $   160,148      $   1,925     $    9,306     $   7,381      $   7,381
Computers .............     1998          2003      $   338,605      $  14,977     $   21,429     $   6,452      $   6,452
Manufacturing .........     1998          2003      $ 1,150,000     ($       3)    $        0     $       3      $       0
Telecomm ..............     1999          2003      $    21,315      $     357     $      957     $     600     ($     262)
Manufacturing .........     2001          2003      $   848,858     ($  61,841)    $  390,845     $ 452,686      $ 797,529
Telecomm ..............     1993          2003      $   106,346      $       0     $        0     $       0      $       0
Telecomm ..............     1993          2003      $     5,175      $       0     $        0     $       0      $       0
                                                    -----------      ---------     ----------     ---------      ---------
                                                    $24,086,233      $2,353,330    $2,835,158     $ 481,828     ($ 592,553)
                                                    ===========      ==========    ==========     =========      =========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

      Sales or Dispositions of Equipment--Prior Public Programs--L.P. Six
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the three years ended December 31, 2003.Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                        Total                                                         Federal
      Type of          Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
     Equipment       Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
------------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Computers .........     1995            2001           $  1,537       $   272         $   272         $     0         $     0
Computers .........     1995            2001           $  1,827       $   272         $   272         $     0         $     0
Computers .........     1995            2001           $  1,884       $   362         $   362         $     0         $     0
Computers .........     1995            2001           $  1,900       $   303         $   303         $     0         $     0
Computers .........     1995            2001           $  2,058       $   538         $   538         $     0         $     0
Computers .........     1995            2001           $  2,521       $   404         $   404         $     0         $     0
Computers .........     1995            2001           $  2,822       $   226         $   226         $     0         $     0
Computers .........     1995            2001           $  3,020       $   404         $   404         $     0         $     0
Computers .........     1995            2001           $  3,338       $   482         $   482         $     0         $     0
Computers .........     1995            2001           $  3,453       $   842         $   842         $     0         $     0
Computers .........     1995            2001           $  4,130       $   729         $   729         $     0         $     0
Computers .........     1996            2001           $  5,168       $   632         $   632         $     0         $     0
Computers .........     1995            2001           $  6,723       $   899         $   899         $     0         $   899
Computers .........     1996            2001           $  9,491       $   658         $   658         $     0         $     0
Computers .........     1995            2001           $ 13,962       $ 2,036         $ 2,036         $     0         $ 2,036
Computers .........     1995            2001           $ 15,418       $     0         $     0         $     0         $     0
Computers .........     1995            2001           $ 17,007       $ 2,480         $ 2,480         $     0         $ 2,480
Computers .........     1995            2001           $ 17,887       $ 1,105         $ 1,105         $     0         $     0
Computers .........     1995            2001           $ 18,565       $ 3,822         $ 3,822         $     0         $     0
Computers .........     1995            2001           $ 19,523       $ 3,490         $ 3,490         $     0         $     0
Computers .........     1995            2001           $ 19,828       $ 3,557         $ 3,557         $     0         $     0
Computers .........     1995            2001           $ 23,548       $ 2,876         $ 2,876         $     0         $     0
Computers .........     1995            2001           $ 28,609       $ 4,719         $ 4,719         $     0         $     0
Computers .........     1995            2001           $ 29,790       $ 2,652         $ 2,652         $     0         $     0
Computers .........     1995            2001           $ 35,635       $ 7,527         $ 7,527         $     0         $     0
Computers .........     1995            2001           $ 41,297       $ 5,417         $ 5,417         $     0         $     0
Computers .........     1995            2001           $ 41,297       $ 8,440         $ 8,440         $     0         $     0
Computers .........     1995            2001           $ 43,169       $ 5,747         $ 5,747         $     0         $ 5,747
Computers .........     1995            2001           $ 50,193       $ 2,304         $     0        ($ 2,304)        $     0
Computers .........     1996            2001           $ 98,206       $13,554         $13,554         $     0         $13,554
Computers .........     1995            2001           $118,168       $17,563         $17,563         $     0         $17,563
Computers .........     1995            2001           $195,129       $55,572         $55,572         $     0         $15,321
Computers .........     1995            2001           $215,834       $31,333         $31,333         $     0         $31,333
Fixture ...........     1995            2001           $107,342       $16,077         $16,077         $     0         $16,077
Furniture .........     1996            2001           $  8,530       $ 1,483         $ 1,483         $     0         $     0
Furniture .........     1995            2001           $ 29,923       $ 2,468         $ 2,458        ($    11)        $ 2,458
Manfctg ...........     1994            2001           $  1,160       $   180         $   180         $     0         $     0
Manfctg ...........     1996            2001           $  2,723       $   542         $   542         $     0        ($   132)
Manfctg ...........     1996            2001           $  2,825       $   472         $   472         $     0        ($   137)
Manfctg ...........     1996            2001           $  3,542       $   327         $   327         $     0         $   155
Manfctg ...........     1995            2001           $  4,466       $   878         $   878         $     0         $   878
Manfctg ...........     1996            2001           $  5,752       $ 1,065         $ 1,065         $     0         $     0
Manfctg ...........     1997            2001           $  6,471       $   342         $   403         $    61         $     0
Manfctg ...........     1996            2001           $  7,191       $ 1,374         $ 1,374         $     0        ($   349)
Manfctg ...........     1995            2001           $  8,532       $ 1,969         $ 1,969         $     0         $     0
Manfctg ...........     1995            2001           $ 11,251       $     0         $     0         $     0         $     0

                                    TABLE V

                                  (unaudited)

                                                      Total                                                         Federal
     Type of         Year of         Year of       Acquisition      Net Book          Net             GAAP          Taxable
    Equipment      Acquisition     Disposition       Cost (1)      Value (2)     Proceeds (3)     Gain (Loss)     Gain (Loss)
----------------- -------------   -------------   -------------   -----------   --------------   -------------   ------------
Manfctg .........     1995            2001           $ 13,470       $   747         $   747          $    0         $     0
Manfctg .........     1996            2001           $ 14,227       $ 2,569         $ 2,569          $    0        ($   691)
Manfctg .........     1996            2001           $ 15,975       $ 4,941         $ 7,443          $2,502         $ 1,727
Manfctg .........     1996            2001           $ 16,180       $ 3,066         $ 3,066          $    0         $     0
Manfctg .........     1996            2001           $ 16,423       $ 3,266         $ 3,266          $    0        ($   797)
Manfctg .........     1995            2001           $ 17,834       $ 1,866         $ 1,866          $    0         $     0
Manfctg .........     1996            2001           $ 18,687       $ 3,377         $ 3,377          $    0         $     0
Manfctg .........     1994            2001           $ 18,965       $ 4,098         $ 4,098          $    0         $     0
Manfctg .........     1995            2001           $ 19,449       $ 3,114         $ 3,114          $    0         $     0
Manfctg .........     1996            2001           $ 19,596       $ 2,348         $ 2,348          $    0        ($   951)
Manfctg .........     1995            2001           $ 20,199       $ 4,015         $ 4,015          $    0         $     0
Manfctg .........     1996            2001           $ 20,934       $ 3,887         $ 3,887          $    0         $     0
Manfctg .........     1994            2001           $ 21,322       $ 2,036         $ 2,036          $    0         $     0
Manfctg .........     1995            2001           $ 24,750       $ 3,798         $ 3,798          $    0         $     0
Manfctg .........     1996            2001           $ 25,927       $     0         $ 3,225          $3,225         $ 1,966
Manfctg .........     1996            2001           $ 26,577       $     0         $ 3,548          $3,548         $ 2,258
Manfctg .........     1994            2001           $ 26,787       $ 3,441         $ 3,441          $    0         $     0
Manfctg .........     1996            2001           $ 27,846       $     0         $ 4,360          $4,360         $ 3,009
Manfctg .........     1994            2001           $ 27,855       $ 4,765         $ 4,765          $    0         $     0
Manfctg .........     1995            2001           $ 30,577       $ 3,723         $ 3,723          $    0         $     0
Manfctg .........     1996            2001           $ 31,486       $ 5,965         $ 5,965          $    0         $     0
Manfctg .........     1996            2001           $ 37,745       $ 6,928         $ 6,928          $    0        ($ 1,852)
Manfctg .........     1995            2001           $ 37,762       $ 4,970         $ 4,970          $    0         $     0
Manfctg .........     1995            2001           $ 38,584       $ 2,033         $ 2,033          $    0         $     0
Manfctg .........     1996            2001           $ 38,821       $13,071         $13,071          $    0         $13,071
Manfctg .........     1996            2001           $ 41,404       $12,292         $12,292          $    0        ($ 2,010)
Manfctg .........     1995            2001           $ 41,644       $ 8,440         $ 8,440          $    0         $     0
Manfctg .........     1995            2001           $ 41,887       $ 5,789         $ 5,789          $    0         $     0
Manfctg .........     1996            2001           $ 45,113       $14,438         $14,438          $    0         $14,438
Manfctg .........     1996            2001           $ 47,931       $     0         $ 7,906          $7,906         $ 5,579
Manfctg .........     1995            2001           $ 49,080       $ 8,321         $ 8,321          $    0         $     0
Manfctg .........     1994            2001           $ 54,072       $ 9,160         $ 9,160          $    0         $ 9,160
Manfctg .........     1995            2001           $ 67,996       $11,454         $11,454          $    0         $     0
Manfctg .........     1994            2001           $ 70,582       $11,873         $11,873          $    0         $     0
Manfctg .........     1994            2001           $ 71,260       $12,390         $12,390          $    0         $     0
Manfctg .........     1994            2001           $ 85,490       $15,543         $15,543          $    0         $15,543
Manfctg .........     1996            2001           $ 91,169       $30,940         $36,417          $5,477         $36,417
Manfctg .........     1995            2001           $ 95,005       $     0         $     0          $    0         $     0
Manfctg .........     1996            2001           $124,010       $15,171         $15,171          $    0        ($ 6,020)
Manfctg .........     1996            2001           $130,477       $30,712         $30,712          $    0         $     0
Manfctg .........     1994            2001           $131,136       $24,022         $24,022          $    0         $24,022
Manfctg .........     1995            2001           $133,883       $ 9,065         $ 9,065          $    0         $ 9,065
Manfctg .........     1995            2001           $165,818       $35,071         $35,071          $    0         $32,200
Manfctg .........     1994            2001           $192,412       $33,426         $33,426          $    0         $33,426
Manfctg .........     1996            2001           $202,667       $45,629         $45,629          $    0         $     0

                                    TABLE V

                                  (unaudited)

                                                     Total                                                    Federal
       Type of          Year of       Year of     Acquisition     Net Book          Net           GAAP        Taxable
      Equipment       Acquisition   Disposition     Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
-------------------- ------------- ------------- ------------- -------------- -------------- ------------- ------------
Manfctg ............     1996          2001       $  202,693     $        0     $   30,065      $ 30,065      $ 20,226
Manfctg ............     1994          2001       $  210,513     $   41,452     $   41,452      $      0      $ 41,452
Manfctg ............     1996          2001       $  215,851     $        0     $   17,778      $ 17,778      $  7,300
Manfctg ............     1996          2001       $  218,566     $    6,154     $   28,666      $ 22,513      $      0
Manfctg ............     1994          2001       $  233,447     $   67,556     $   67,556      $      0      $      0
Manfctg ............     1996          2001       $  239,563     $   57,445     $   57,445      $      0      $      0
Manfctg ............     1996          2001       $  258,267     $   56,005     $   76,846      $ 20,842      $ 64,309
Manfctg ............     1995          2001       $  265,294     $   55,521     $   55,521      $      0      $ 42,750
Manfctg ............     1998          2001       $  313,830     $        0     $   27,271      $ 27,271      $      0
Manfctg ............     1996          2001       $  339,013     $        0     $   23,658      $ 23,658      $  7,201
Manfctg ............     1994          2001       $  403,482     $   76,823     $   76,823      $      0      $      0
Manfctg ............     1996          2001       $  456,157     $   75,925     $   96,879      $ 20,953      $      0
Manfctg ............     1995          2001       $  846,717     $  204,748     $  270,000      $ 65,252      $270,000
Material ...........     1996          2001       $   11,643     $    2,155     $    2,155      $      0      $    388
Material ...........     1996          2001       $   13,673     $    2,614     $    2,614      $      0     ($    664)
Material ...........     1996          2001       $   18,207     $    4,542     $    4,542      $      0      $      0
Material ...........     1996          2001       $   29,758     $   27,328     $   28,837      $  1,509      $     64
Medical ............     1995          2001       $   24,003     $        0     $    1,400      $  1,400      $      0
Printing ...........     1995          2001       $    2,747     $      576     $      576      $      0      $      0
Printing ...........     1997          2001       $   16,779     $        0     $        0      $      0      $      0
Printing ...........     1995          2001       $   20,055     $        0     $    3,723      $  3,723      $  2,606
Printing ...........     1995          2001       $   35,755     $    4,141     $    4,141      $      0      $      0
Production .........     2000          2001       $2,729,084     $1,681,574     $2,231,062      $549,488      $      0
Restaurant .........     1995          2001       $   52,487     $        0     $      862      $    862      $      0
Restaurant .........     1999          2001       $   66,618     $        0     $        0      $      0      $      0
Restaurant .........     1995          2001       $  117,421     $        0     $        0      $      0      $      0
Telecomm ...........     1995          2001       $    1,690     $      389     $      389      $      0      $      0
Telecomm ...........     2000          2001       $    2,214     $      283     $      164     ($    119)     $      0
Telecomm ...........     1995          2001       $    9,687     $      407     $      407      $      0      $      0
Telecomm ...........     2000          2001       $   10,966     $   10,647     $    3,500     ($  7,147)     $      0
Telecomm ...........     1996          2001       $   14,939     $      307     $        0     ($    307)     $      0
Telecomm ...........     1996          2001       $   15,320     $      921     $    3,418      $  2,497      $  2,674
Telecomm ...........     1996          2001       $   16,130     $        0     $    4,638      $  4,638      $  3,855
Telecomm ...........     1999          2001       $   16,916     $        0     $      807      $    807      $      0
Telecomm ...........     1996          2001       $   17,551     $    3,540     $    3,540      $      0      $      0
Telecomm ...........     1999          2001       $   28,825     $        0     $    1,376      $  1,376      $      0
Telecomm ...........     1996          2001       $   40,763     $        0     $    2,905      $  2,905      $  2,905
Telecomm ...........     1995          2001       $   66,355     $    9,859     $    9,859      $      0      $  9,859
Telecomm ...........     1996          2001       $   69,868     $   14,530     $   18,726      $  4,196      $ 15,335
Telecomm ...........     1996          2001       $   73,871     $        0     $   12,271      $ 12,271      $  6,530
Telecomm ...........     1996          2001       $   74,455     $        0     $        0      $      0      $      0
Telecomm ...........     1996          2001       $   82,821     $        0     $   14,860      $ 14,860      $ 10,840
Telecomm ...........     1997          2001       $   90,855     $   41,553     $   17,266     ($ 24,288)     $  8,445
Telecomm ...........     1996          2001       $  101,875    ($        0)    $   14,099      $ 14,099      $  9,154
Telecomm ...........     1996          2001       $  107,650     $        0     $        0      $      0     ($  5,226)

                                    TABLE V

                                  (unaudited)

                                                          Total                                                     Federal
         Type of             Year of       Year of     Acquisition     Net Book          Net           GAAP         Taxable
        Equipment          Acquisition   Disposition     Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
------------------------- ------------- ------------- ------------- -------------- -------------- ------------- --------------
Telecomm ................     1996          2001      $   110,604     $        0    $    8,748     $    8,748     $    3,379
Telecomm ................     1996          2001      $   113,038     $    3,225    $   36,845     $   33,620     $   31,333
Telecomm ................     1996          2001      $   121,860     $    1,950    $    2,431     $      481     $        0
Telecomm ................     1996          2001      $   126,461     $   31,118    $   31,118     $        0     $        0
Transport ...............     2000          2001      $ 1,705,056     $1,362,202    $1,552,256     $  190,054     $        0
Computers ...............     1995          2002      $   114,048     $   16,462    $   16,462     $        0     $   16,462
Production ..............     1995          2002      $    21,009     $   16,002    $   20,002     $    4,000     $    8,626
Manfctg .................     1996          2002      $    21,961     $    6,997    $    6,997     $        0     $    6,997
Manfctg .................     1996          2002      $   143,218     $   41,493    $   41,493     $        0     $   41,493
Telecomm ................     1996          2002      $    48,914     $    6,009    $    4,200    ($    1,809)    $    4,200
Manfctg .................     1996          2002      $   183,330     $   74,795    $   74,795     $        0     $        0
Manfctg .................     1996          2002      $    24,098     $    8,637    $    8,637     $        0     $    8,637
Trailers ................     2000          2002      $    65,322     $   41,367    $   38,070    ($    3,297)    $    4,578
Printing ................     1997          2002      $    10,394     $      982    $    1,000     $       18     $        0
Furniture ...............     1998          2002      $    35,500     $      593    $      706     $      113     $        0
Construction ............     1998          2002      $   702,731     $  277,705    $        0    ($  277,705)   ($  137,159)
Telecomm ................     1999          2002      $ 7,243,058    ($  122,148)   $  662,391     $  784,539     $  662,391
Printing ................     1995          2002      $    47,916     $      647    $        0    ($      647)    $        0
Manfctg .................     1995          2002      $    54,088     $   11,568    $       84    ($   11,484)    $    4,075
Manfctg .................     1996          2002      $   583,011     $   38,134    $   38,134     $        0     $  301,771
Manfctg .................     1996          2002      $   524,586     $   30,589    $   30,589     $        0     $  285,022
Manfctg .................     1996          2002      $    34,147     $    7,688    $    1,472    ($    6,216)    $    1,472
Tractors/Trucks .........     2000          2003      $   143,067     $   52,870    $   78,750     $   25,880     $   32,270
Manfctg .................     1998          2003      $     9,407     $    3,737    $       42    ($    3,695)    $        0
Manfctg .................     1996          2003      $   130,488     $   50,439    $   50,439     $        0     $   50,439
Trailers ................     2000          2003      $    49,468     $   42,093    $   23,630    ($   18,463)    $    4,923
Trailers ................     2000          2003      $   355,587     $  200,000    $   99,037    ($  100,963)   ($   15,958)
Trailers ................     2000          2003      $   356,502     $  200,000    $  135,005    ($   64,995)    $   19,580
Manfctg .................     1995          2003      $   124,688     $   28,365    $   26,594    ($    1,771)    $   30,051
Manfctg .................     1996          2003      $   359,130     $   70,787    $   24,996    ($   45,791)    $   97,297
Manfctg .................     1996          2003      $    88,956     $   17,358    $   28,692     $   11,334     $   42,698
Manfctg .................     1996          2003      $    80,402     $   15,689    $   25,935     $   10,246     $   38,594
Manfctg .................     1996          2003      $    62,197     $   12,928    $   22,000     $    9,072     $   30,959
Manfctg .................     1996          2003      $    24,728     $    5,429    $    8,991     $    3,563     $   12,554
Manfctg .................     1996          2003      $   377,790     $   89,150    $   27,778    ($   61,372)    $   80,388
Manfctg .................     1996          2003      $    46,555     $   10,851    $   17,336     $    6,484     $   23,820
                                                      -----------     ----------   ----------     ----------     ----------
                                                      $26,211,353     $5,732,857    $7,058,671     $1,325,814     $2,508,338
                                                      ===========     ==========    ==========     ==========     ==========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

     Sales or Dispositions of Equipment--Prior Public Programs--L.P. Seven
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                       Total                                                  Federal
        Type of           Year of       Year of     Acquisition    Net Book        Net           GAAP         Taxable
       Equipment        Acquisition   Disposition     Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------- ------------- ------------- ------------- ----------- -------------- ------------- --------------
Audio ................     1998          2001       $   13,007    $  1,173      $  1,299      $     126     ($   3,904)
Automotive ...........     1998          2001       $   49,565    $ 31,337      $ 38,665      $   7,328      $       0
Computers ............     1998          2001       $      419    $    500      $  3,635      $   3,135      $   3,467
Computers ............     1998          2001       $   77,034    $ 61,236      $ 61,236      $       0      $       0
Computers ............     1996          2001       $   22,103    $  1,982      $  2,891      $     909      $   1,818
Computers ............     1996          2001       $  116,172    $ 13,871      $ 13,871      $       0      $   8,231
Computers ............     1996          2001       $   17,669    $  2,776      $  2,776      $       0      $   1,918
Computers ............     1996          2001       $    4,199    $    825      $    825      $       0      $     621
Computers ............     1996          2001       $   53,738    $  7,787      $  7,787      $       0      $   5,179
Computers ............     1996          2001       $    5,061    $    734      $    734      $       0      $   4,888
Computers ............     1996          2001       $   10,970    $  1,590      $  1,590      $       0      $   1,057
Computers ............     1996          2001       $  185,788    $ 22,513      $ 22,513      $       0      $  13,495
Computers ............     1996          2001       $    8,034    $    892      $    892      $       0      $     502
Computers ............     1996          2001       $   17,348    $  2,514      $  2,514      $       0      $   1,672
Computers ............     1996          2001       $    6,241    $    815      $    815      $       0      $     512
Computers ............     1996          2001       $   11,094    $  1,608      $  1,608      $       0      $   1,059
Computers ............     1996          2001       $   62,210    $  9,016      $  9,016      $       0      $   5,996
Computers ............     1996          2001       $    6,267    $    965      $    849     ($     116)     $       0
Computers ............     1997          2001       $1,389,182    $270,352      $201,076     ($  69,276)    ($ 180,571)
Computers ............     1997          2001       $2,136,712    $415,831      $309,276     ($ 106,554)    ($ 256,358)
Computers ............     1997          2001       $3,592,503    $699,145      $519,993     ($ 179,151)    ($ 406,378)
Computers ............     1997          2001       $3,206,261    $623,977      $464,087     ($ 159,890)    ($ 357,109)
Computers ............     1997          2001       $  939,815    $182,900      $136,032     ($  46,867)    ($ 107,298)
Computers ............     1997          2001       $1,220,389    $237,502      $176,644     ($  60,859)    ($ 128,995)
Computers ............     1997          2001       $3,487,862    $343,815      $663,086      $ 319,271      $  40,668
Computers ............     1997          2001       $4,035,913    $396,369      $767,340      $ 370,971      $  48,453
Computers ............     1997          2001       $4,157,568    $392,179      $787,107      $ 394,927      $  59,605
Furniture ............     1999          2001       $  431,468    $286,072      $289,989      $   3,917      $       0
Furniture ............     1999          2001       $  130,127    $163,809      $162,790     ($   1,019)     $       0
Furniture ............     1998          2001       $  256,817    $256,291      $175,057     ($  81,234)     $       0
Mnfctg ...............     1998          2001       $  627,660    $      0      $      0      $       0      $       0
Mnfctg ...............     1997          2001       $2,335,849    $444,524      $490,030      $  45,506      $ 313,071
Mnfctg ...............     1997          2001       $3,971,208    $778,539      $840,154      $  61,615      $ 530,734
Mnfctg ...............     1997          2001       $2,925,291    $542,242      $625,415      $  83,173      $ 432,774
Mnfctg ...............     1997          2001       $2,681,781    $512,053      $566,672      $  54,620      $ 497,859
Mnfctg ...............     1997          2001       $2,604,196    $494,973      $552,552      $  57,579      $ 368,794
Office Equip .........     1996          2001       $2,605,985    $499,544      $475,000     ($  24,544)     $       0
Retail ...............     1996          2001       $   33,323    $      0      $      0      $       0      $       0
Telecomm .............     1997          2001       $  164,906    $  3,912      $ 84,587      $  80,675      $  52,567
Telecomm .............     1997          2001       $  212,270    $155,794      $ 69,227     ($  86,567)     $  28,010
Telecomm .............     1996          2001       $  176,630    $ 55,792      $ 79,580      $  23,788     ($  33,463)
Telecomm .............     1996          2001       $  115,363    $ 27,404      $      0     ($  27,404)    ($   5,598)
Telecomm .............     1996          2001       $   48,670    $      0      $  1,457      $   1,457      $       0
Telecomm .............     1996          2001       $  120,506    $      0      $ 37,204      $  37,204      $  31,354
Telecomm .............     1996          2002       $  149,433    $ 55,846      $ 57,313      $   1,468      $  51,681

                                    TABLE V

     Sales or Dispositions of Equipment--Prior Public Programs--L.P. Seven
                                   (continued)

                                   (unaudited)

                                                       Total                                                     Federal
        Type of           Year of       Year of     Acquisition     Net Book          Net           GAAP         Taxable
       Equipment        Acquisition   Disposition     Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
---------------------- ------------- ------------- ------------- -------------- -------------- ------------- ---------------
Mnfctg ...............     1996          2002      $    99,972   $    55,476    $    62,146      $    6,671    $        0
Furniture ............     2000          2002      $   366,784   $    71,068    $    71,068      $        0   ($   73,357)
Office Equip .........     1997          2002      $   234,440   $    11,685    $    28,521      $   16,835    $   12,613
Agriculture ..........     1998          2002      $   201,725   $    32,500    $    32,500      $        0   ($   40,345)
Fixture ..............     1997          2002      $ 2,580,631   $   478,502    $ 1,388,156      $  909,654    $1,338,844
Fixture ..............     1998          2002      $   362,790   $   733,249    $ 1,329,318      $  596,069    $  188,217
Furniture ............     1998          2002      $ 3,155,466   $   948,913    $ 1,679,130      $  730,217    $1,637,072
Furniture ............     1998          2002      $ 2,017,116   $   629,908    $ 1,080,578      $  450,670    $1,046,490
Restaurant ...........     1998          2002      $    10,784   $     1,784    $     1,784      $        0    $        0
Furniture ............     1998          2002      $    37,114   $     3,068    $     4,054      $      986    $        0
Mnfctg ...............     1998          2002      $   155,952   $       831    $         0     ($      831)   $        0
Telecomm .............     1996          2002      $   149,433   $    55,846    $    57,313      $    1,468    $        0
Mnfctg ...............     1996          2002      $    99,972   $    55,476    $    62,146      $    6,671    $        0
Retail ...............     1998          2003      $    60,028   $         0    $         0      $        0    $        0
Computers ............     1998          2003      $    60,509   $         0    $         0      $        0    $        0
Fixture ..............     1998          2003      $   102,237   $    37,444    $         0      $        0    $        0
Telecomm .............     1999          2003      $         0   $     2,658    $       274      $      274    $        0
Mnfctg ...............     1996          2003      $   171,941   $         0    $    82,500      $   35,869    $   57,992
Medical ..............     2000          2003      $    26,752   $       432    $     2,837      $    2,405    $        0
Fixture ..............     1998          2003      $ 1,156,650   $   495,783    $   574,889      $   79,106   ($   16,119)
Computers ............     1998          2003      $    32,207   $         0    $       784      $   13,125    $        0
Telecomm .............     1998          2003      $   153,853   $         0    $    14,000     ($   11,000)   $        0
Medical ..............     1998          2003      $    71,196   $       125    $    10,901      $        0    $        0
Telecomm .............     1998          2003      $    14,121   $         0    $         0      $        2    $        0
Furniture ............     1998          2003      $    12,802   $         0    $         0      $        3    $        0
Retail ...............     1998          2003      $    95,463   $         0    $         0     ($        6)   $        0
                                                   -----------   -----------    -----------      -----------   -----------
                                                   $55,854,543   $11,615,745    $15,188,082      $3,542,370    $5,177,718
                                                   ===========   ===========    ===========      ===========   ===========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

      Sales or Dispositions of Equipment--Prior Public Programs--Fund 8A
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. 8-A for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                                                            Total
                                Type of        Year of       Year of     Acquisition
           Lessee              Equipment     Acquisition   Disposition     Cost (1)
--------------------------- --------------- ------------- ------------- -------------
CMGI, Inc ................. Computers           1998          2001       $   463,856
CMGI, Inc ................. Computers           1998          2001       $ 4,292,944
Oxford Health Plans ....... Computers           1999          2001       $ 4,790,102
Oxford Health Plans ....... Computers           1999          2001       $ 4,425,850
Oxford Health Plans ....... Computers           1999          2001       $ 4,345,930
Oxford Health Plans ....... Computers           1999          2002       $ 4,191,582
Petsmart, Inc ............. Furniture           1998          2002       $   931,031
Pharma Print, Inc ......... Manufacturing       1999          2002       $ 1,637,703
Pharma Print, Inc ......... Manufacturing       1999          2002       $   521,515
Amazon.com ................ Computers           1999          2002       $ 7,463,414
Petsmart, Inc ............. Furniture           1998          2003       $ 1,521,870
E-Trade Group ............. Furniture           2000          2003       $ 1,910,231
Boeing .................... Aircraft            1997          2003       $20,136,500
Sky Airlines .............. Aircraft            1997          2003       $19,872,166
                                                                         -----------
                                                                         $76,504,692
                                                                         ===========


                                                                               Federal
                               Net Book         Net            GAAP            Taxable
           Lessee             Value (2)    Proceeds (3)     Gain (Loss)      Gain (Loss)
--------------------------- ------------- -------------- ---------------- ----------------
CMGI, Inc .................  $   227,495   $   225,795     ($     1,700)    ($    95,517)
CMGI, Inc .................  $ 2,084,396   $ 2,118,854      $    34,458     ($   884,001)
Oxford Health Plans .......  $   376,819   $   466,923      $    90,105     ($ 1,459,758)
Oxford Health Plans .......  $   345,676   $   430,262      $    84,585     ($ 1,348,754)
Oxford Health Plans .......  $   341,878   $   422,490      $    80,613     ($ 1,324,399)
Oxford Health Plans .......  $   339,628   $   418,461      $    78,834      $         0
Petsmart, Inc .............  $   316,339   $   509,928      $   193,589      $   259,632
Pharma Print, Inc .........  $         0   $         0      $         0      $         0
Pharma Print, Inc .........  $         0   $         0      $         0      $         0
Amazon.com ................  $   892,753   $   215,621     ($   677,133)     $         0
Petsmart, Inc .............  $   497,593   $   807,620      $   310,027      $   298,837
E-Trade Group .............  $   479,873   $   764,077      $   284,205     ($   452,147)
Boeing ....................  $16,107,158   $13,222,722     ($ 2,884,436)    ($    99,588)
Sky Airlines ..............  $14,503,285   $10,022,244     ($ 4,481,041)    ($ 2,245,321)
                             -----------   -----------      -----------      -----------
                             $ 5,902,449   $29,624,998     ($ 6,887,895)    ($ 5,006,107)
                             ===========   ===========      ===========      ===========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

      Sales or Dispositions of Equipment--Prior Public Programs--Fund 8B
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. 8-B for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                 Type of         Year of       Year of
          Lessee                Equipment      Acquisition   Disposition
-------------------------- ------------------ ------------- -------------
Whirlpool Corp ........... Construction           2000          2001
Coca Cola ................ Transportation         2000          2001
SG Cowen ................. Office Equipment       2000          2001
International Paper ...... Construction           2000          2001
The Perrier Group ........ Transportation         2000          2001
Lucent Technologies ...... Computers              2000          2001
Nestle , USA ............. Transportation         2000          2001
AES c/o Somerset ......... Construction           2000          2001
Telefonica ............... Office Equipment       2000          2002
Borg Imaging ............. Medical                2000          2002
AES c/o Somerset ......... Construction           2000          2002
SG Cowen ................. Office Equipment       2000          2002
SG Cowen ................. Office Equipment       2000          2002
National Fuel Gas ........ Office Equipment       2000          2002
National Fuel Gas ........ Office Equipment       2000          2002
The Perrier Group ........ Tractors               2000          2002
GE Engine Services ....... Production             2000          2002
GE Engine Services ....... Production             2000          2002
GE Engine Services ....... Production             2000          2002
Conopco .................. Forklifts              2000          2002
NBC ...................... Production             2000          2002
Rich Products ............ Trailers               2000          2002
Crowley Foods ............ Trailers               2000          2002
Niagra Mohawk ............ Construction           2000          2002
Conopco .................. Forklifts              2000          2002
Borg Imaging ............. Medical                2000          2002
Cains .................... Forklifts              2000          2002
Niagra Mohawk ............ Crane                  2001          2002
Tree of Life ............. Materials              2000          2002
The Perrier Group ........ Tractors               2000          2002
Coca Cola ................ Trailers               2001          2002
Coca Cola ................ Trailers               2001          2002
Nestle , USA ............. Trailers               2000          2002
Xerox Corporation ........ Forklifts              2000          2002
Lucent Technologies ...... Computers              2000          2002
Lucent Technologies ...... Computers              2000          2002
Conopco .................. Forklifts              2000          2002
Borg Imaging ............. Printer                2000          2002
Nestle , USA ............. Circuit Board          2000          2002
GE Plastics .............. Forklifts              2000          2002
Crowley Foods ............ Trailers               2000          2003
National Fuel Gas ........ Office Equipment       2000          2003
International Paper ...... Trucks                 2000          2003
Nestle, USA .............. Materials              2000          2003
Nestle, USA .............. Materials              2000          2003

                               Total                                                 Federal
                            Acquisition    Net Book        Net           GAAP        Taxable
          Lessee              Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)   Gain (Loss)
-------------------------- ------------- ----------- -------------- ------------- ------------
Whirlpool Corp ...........    $149,521    $ 94,940      $134,600       $ 39,660     $ 24,328
Coca Cola ................    $368,707    $ 33,567      $ 28,317      ($  5,250)   ($ 49,770)
SG Cowen .................    $161,433    $117,445      $128,455       $ 11,010    ($  2,572)
International Paper ......    $  1,868    $    912      $  2,100       $  1,188     $    434
The Perrier Group ........    $  9,123    $  6,400      $ 10,578       $  4,178     $  2,169
Lucent Technologies ......    $ 95,917    $ 75,493      $ 83,055       $  7,562     $ 16,799
Nestle , USA .............    $239,914    $201,980      $231,828       $ 29,848     $ 83,579
AES c/o Somerset .........    $ 16,061    $  6,082      $ 10,581       $  4,499    ($    765)
Telefonica ...............    $139,444    $ 88,181      $ 74,178      ($ 14,003)    $      0
Borg Imaging .............    $ 41,720    $ 15,000      $ 20,250       $  5,250     $      0
AES c/o Somerset .........    $ 28,706    $ 10,199      $ 15,000       $  4,801     $      0
SG Cowen .................    $431,526    $147,850      $219,750       $ 71,900     $      0
SG Cowen .................    $127,598    $ 70,114      $ 75,395       $  5,281     $      0
National Fuel Gas ........    $121,484    $ 65,538      $ 80,550       $ 15,012     $      0
National Fuel Gas ........    $ 68,359    $ 37,168      $ 45,616       $  8,448     $      0
The Perrier Group ........    $ 11,863    $  4,954      $  5,711       $    757     $      0
GE Engine Services .......    $508,285    $124,363      $173,954       $ 49,591     $      0
GE Engine Services .......    $575,692    $ 64,976      $127,214       $ 62,238     $      0
GE Engine Services .......    $123,444    $  8,838      $ 18,345       $  9,507     $      0
Conopco ..................    $197,147    $    983      $  9,865       $  8,882     $      0
NBC ......................    $114,650    $ 57,978      $ 75,000       $ 17,022     $      0
Rich Products ............    $190,237    $118,245      $150,000       $ 31,755     $      0
Crowley Foods ............    $ 95,337    $ 51,029      $ 19,000      ($ 32,029)    $      0
Niagra Mohawk ............    $ 64,505    $  6,182      $ 16,859       $ 10,678     $      0
Conopco ..................    $104,386    $ 39,316      $ 43,878       $  4,562     $      0
Borg Imaging .............    $ 53,288    $  9,200      $ 14,205       $  5,005     $      0
Cains ....................    $ 16,996    $  9,739      $  9,450      ($    289)    $      0
Niagra Mohawk ............    $ 55,836    $ 37,308      $ 62,452       $ 25,144     $      0
Tree of Life .............    $335,586    $153,786      $192,183       $ 38,396     $      0
The Perrier Group ........    $314,812    $152,002      $185,250       $ 33,248     $      0
Coca Cola ................    $184,091    $141,292      $156,877       $ 15,585     $      0
Coca Cola ................    $ 92,045    $ 76,022      $      6      ($ 76,017)    $      0
Nestle , USA .............    $404,282    $255,999      $256,366       $    367     $      0
Xerox Corporation ........    $  4,180    $  3,200      $  1,190      ($  2,010)    $      0
Lucent Technologies ......    $ 70,497    $ 52,200      $ 14,184      ($ 38,016)    $      0
Lucent Technologies ......    $150,467    $ 72,002      $ 27,867      ($ 44,135)    $      0
Conopco ..................    $460,253    $238,928      $285,293       $ 46,365     $      0
Borg Imaging .............    $129,931    $ 14,885      $ 23,833       $  8,948     $      0
Nestle , USA .............    $147,400    $ 73,471      $ 48,800      ($ 24,671)    $      0
GE Plastics ..............    $ 51,612    $ 17,086      $ 45,000       $ 27,914     $      0
Crowley Foods ............    $  5,682    $  4,716      $  2,500      ($  2,216)    $    590
National Fuel Gas ........    $ 95,933    $ 33,376      $ 44,808       $ 11,432    ($  1,828)
International Paper ......    $101,141    $ 59,907      $ 47,000      ($ 12,907)    $ 12,986
Nestle, USA ..............    $ 17,832    $  7,306      $  8,000       $    694     $  3,490
Nestle, USA ..............    $ 45,568    $ 17,448      $ 20,780       $  3,332     $    269

                                    TABLE V

                                  (unaudited)

                              Type of        Year of       Year of
          Lessee             Equipment     Acquisition   Disposition
------------------------- --------------- ------------- -------------
Avery Dennison .......... Forklifts           2000          2003
Avery Dennison .......... Forklifts           2000          2003
Conopco ................. Forklifts           2000          2003
Perrier Grp ............. Tractor/Truck       2000          2003
Lucent Tech ............. Circuit Board       2000          2003
Lucent Tech ............. Circuit Board       2000          2003
Heluva Good Cheese ...... Forklifts           2000          2003
Conagra ................. Trailers            2000          2003
Conagra ................. Misc Material       2000          2003
Conagra ................. Misc Material       2000          2003
Conagra ................. Production          2000          2003
Conagra ................. Production          2000          2003
Conagra ................. Production          2000          2003
CSK Auto ................ Computers           2000          2003
CSK Auto ................ Retail Signs        2001          2003

                              Total                                                   Federal
                           Acquisition     Net Book         Net           GAAP        Taxable
          Lessee             Cost (1)     Value (2)    Proceeds (3)   Gain (Loss)   Gain (Loss)
------------------------- ------------- ------------- -------------- ------------- ------------
Avery Dennison ..........  $    66,564   $        0     $    6,774     $   6,774    ($ 13,255)
Avery Dennison ..........  $    68,458   $        0     $    6,250     $   6,250    ($ 14,349)
Conopco .................  $    37,082   $   47,854     $   37,394    ($  10,460)   ($  3,489)
Perrier Grp .............  $    28,308   $   38,328     $   55,648     $  17,320     $ 23,137
Lucent Tech .............  $    61,087   $   78,080     $   30,171    ($  47,909)   ($ 16,002)
Lucent Tech .............  $    33,260   $   40,000     $   15,000    ($  25,000)   ($  4,852)
Heluva Good Cheese ......  $     8,463   $        0     $    2,132     $   2,132    ($  1,552)
Conagra .................  $    86,917   $  119,080     $  147,824     $  28,744     $ 87,822
Conagra .................  $    62,390   $   85,476     $  129,500     $  44,024     $ 60,574
Conagra .................  $    13,953   $   19,481     $   23,566     $   4,085     $ 13,282
Conagra .................  $    11,962   $   17,258     $   18,421     $   1,163     $  4,949
Conagra .................  $     8,271   $   11,548     $   12,737     $   1,189     $  3,421
Conagra .................  $    53,931   $   75,299     $   83,051     $   7,752     $ 22,312
CSK Auto ................  $ 2,024,558   $  674,388     $1,000,907     $ 326,519     $344,879
CSK Auto ................  $ 4,250,000   $2,234,060     $2,670,014     $ 435,954     $312,149
                           -----------   ----------     ----------     ---------     --------
                           $13,539,564   $6,318,456     $7,485,512     $1,167,056    $908,735
                           ===========   ==========     ==========     ==========    ========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    TABLE V

     Sales or Dispositions of Equipment--Prior Public Programs--Fund Nine
                                  (unaudited)

     The following table summarizes the sales or dispositions of equipment for ICON Income Fund Nine, LLC for the three years ended December 31, 2003. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").

                                  Type of          Year of       Year of
           Lessee                Equipment       Acquisition   Disposition
--------------------------- ------------------- ------------- -------------
OAO Corporation ........... Computer                2001          2003
OAO Corporation ........... Computer                2001          2003
Ball Corporation .......... Material Handling       2001          2003
Ball Corporation .......... Copier                  2001          2003
International Paper ....... Copier                  2001          2003
Texas Genco ............... Railcars(11)            2002          2003
Conwell Corporation ....... Trailer                 2003          2003
Ball Corporation .......... Material Handling       2002          2003
Ball Corporation .......... Material Handling       2002          2003

                                Total                                                  Federal
                             Acquisition    Net Book        Net           GAAP         Taxable
           Lessee              Cost (1)    Value (2)   Proceeds (3)   Gain (Loss)    Gain (Loss)
--------------------------- ------------- ----------- -------------- ------------- --------------
OAO Corporation ...........  $  298,325    $ 61,297      $ 75,767       $ 14,470     ($ 116,570)
OAO Corporation ...........  $1,040,479    $218,965      $237,552       $ 18,587     ($ 380,800)
Ball Corporation ..........  $   28,816    $ 11,356      $ 17,500       $  6,144     ($   1,316)
Ball Corporation ..........  $    6,882    $    613      $  1,858       $  1,245     ($   2,704)
International Paper .......  $  219,881    $ 84,263      $ 98,028       $ 13,765     ($  42,696)
Texas Genco ...............  $  150,205    $139,883      $ 82,832      ($ 57,051)    ($  30,827)
Conwell Corporation .......  $   38,855    $ 38,183      $ 39,079       $    897      $       0
Ball Corporation ..........  $   20,345    $  2,708      $  2,131      ($    578)    ($  11,639)
Ball Corporation ..........  $    6,369    $    630      $  2,192       $  1,562     ($   1,884)
                             ----------    --------      --------       --------      ---------
                             $1,810,157    $557,897      $556,938      ($    960)    ($ 588,436)
                             ==========    ========      ========       ========      =========

----------
(1) Acquisition cost includes Acquisition Fee.
(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3) Cash received and/or principal amount of debt reduction less any direct selling cost.